UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MEMC Electronic Materials, Inc.

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SEC 1913 (3-99)

MEMC ELECTRONIC MATERIALS, INC.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 27, 2004

MEMC Electronic Materials, Inc. will hold its 2004 Annual Stockholders’ Meeting at 345 California Street, Suite 3300, San Francisco, California 94104, on Tuesday, April 27, 2004 at 7:00 a.m., local time, for the following purposes:

1.	To elect four directors to serve for terms expiring in 2007;

2.	To consider and act upon a proposal to amend MEMC’s 1995 Equity Incentive Plan to provide for grants of restricted stock units;

3.	To consider and act upon a proposal to amend MEMC’s 2001 Equity Incentive Plan to provide for grants of restricted stock units;

4.	To consider and act upon a proposal to amend MEMC’s 2001 Equity Incentive Plan to expand the plan to cover non-employee directors;

5.	To consider and act upon a proposal to amend MEMC’s 2001 Equity Incentive Plan to increase the number of shares of common stock available under the plan from 7,000,000 to 15,000,000; and

6.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed March 1, 2004 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and all adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our executive offices not less than ten days prior to the annual meeting and at the meeting.

Sincerely,

DAVID L. FLEISHER

Corporate Secretary

March 26, 2004

Whether or not you plan to attend the meeting, so that your shares will be represented, please complete the enclosed proxy card, and sign, date and return it in the enclosed envelope, which does not require postage if mailed in the United States. You may withdraw your proxy at any time before it is voted.

PROXY STATEMENT — VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

MEMC is soliciting proxies to be used at our 2004 Annual Stockholders’ Meeting. This proxy statement and the proxy card will be mailed to stockholders beginning March 26, 2004.

Who Can Vote

Record holders of MEMC common stock on March 1, 2004 may vote at the annual meeting. On March 1, 2004, there were 207,265,286 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter submitted to a vote at the annual meeting.

How You Can Vote

•	By Proxy — Simply mark your proxy card, date and sign it, and return it in the envelope provided.

•	In Person — You can come to the annual meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a legal proxy or power of attorney from the nominee and present it at the meeting to establish your right to vote the shares.

How You May Revoke or Change Your Vote

If you give a proxy, you may revoke it at any time before your shares are voted. You may revoke your proxy in one of three ways:

•	Send in another proxy with a later date;

•	Notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•	Vote in person at the annual meeting.

Special Voting Rules for Participants in MEMC Retirement Savings Plan

The MEMC Stock Fund holds MEMC common stock as an investment alternative for participants in the MEMC Retirement Savings Plan. Plan participants may direct the plan’s trustee how to vote the shares held by the plan, but only if the participant signs and returns a voting direction card. If cards representing shares held in the plan are not returned, the trustee will vote those shares in the same proportion as the shares for which signed cards are returned by other participants.

Quorum

A majority of the outstanding shares entitled to vote at the annual meeting represented in person or by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have authority to do so. Shares represented by proxies that are marked “withhold” with respect to the election of one or more directors will be counted as present in determining whether there is a quorum.

Vote Required

If a quorum is present at our annual meeting, the following vote is required for approval of each matter to be voted on:

Election of Four Directors	A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” each director nominee. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the annual meeting. Consequently, any shares represented by proxies that are marked “withhold” will have no impact on the election of directors.

Amendments of 1995 Equity Incentive Plan and 2001 Equity Incentive Plan

Under New York Stock Exchange rules, each of the proposals relating to an amendment to our equity compensation plans must receive “FOR” votes from a majority of votes cast on such matter, provided that the total vote cast on the matter represents more than 50% in interest of all shares entitled to vote on that matter. Shares represented by proxies that are marked “abstain” with respect to these matters will be treated as votes cast and will have the same effect as a vote against such matter. Broker non-votes will not be considered as votes cast with respect to these matters and will have no effect on the outcome, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote.

Costs of Solicitation

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited personally or by telephone by our regular employees without additional compensation. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Auditors

We have appointed KPMG LLP as our independent accountant for the current year ending December 31, 2004. KPMG LLP was our independent accountant for the year ended December 31, 2003. A representative of KPMG LLP will be present at the 2004 Annual Stockholders’ Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

ITEM NO. 1 — ELECTION OF DIRECTORS

The Board of Directors consists of ten members organized into three classes, with each director elected to serve for a three-year term. There are three directors in Class I (term expiring in 2005), three directors in Class II (term expiring in 2006) and four directors in Class III (term expiring in 2004).

Four Class III directors will be elected at our 2004 annual meeting to serve for a three-year term expiring at our annual meeting in the year 2007. The Compensation and Nominating Committee has nominated John Marren, William E. Stevens, William D. Watkins, and James B. Williams for election as Class III (term expiring in 2007) directors at this meeting. Each nominee is currently serving as a Class III director, having been previously appointed by the Board to fill vacancies on the Board. Each nominee has consented to serve for a new term. Each nominee elected as a director will continue in office until his successor has been elected and qualified. If any nominee is unable to serve as a director at the time of the annual meeting, the persons named on the enclosed proxy card may vote for any alternative designated by the present Board.

You may not vote for more than four nominees. The persons named on the enclosed proxy card intend to vote the proxy representing your shares for the election of the four nominees named above, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you sign and return the proxy card without giving any direction, the persons named on the enclosed proxy card will vote the proxy representing your shares FOR the election of the four nominees named on the proxy card.

The Board of Directors recommends a vote “FOR”

the election of these nominees as directors.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

Please review the following information about the nominees and other directors continuing in office.

Nominees for Election in 2004

John Marren, Director since 2001, Age 41

Mr. Marren has been Chairman of the Board of MEMC since November 2001. Mr. Marren has been a partner of Texas Pacific Group, a privately held investment firm and an affiliate of MEMC, since April 2000. From 1997 through April 2000, Mr. Marren was Managing Director and Co-Head of Technology Investment Banking at Morgan Stanley. Mr. Marren serves on the board of directors of Conexant Systems, Inc. and ON Semiconductor Corporation.

William E. Stevens, Director since 2001, Age 61

Mr. Stevens has served as Chairman of BBI Group, Inc., a private equity investment firm, since November 2000. Mr. Stevens served as Chairman and Chief Executive Officer of the Wesmark Group, from 1999 to 2001. From 1996 to 1999, Mr. Stevens was an Executive Vice President with Mills & Partners, a private equity and leveraged investment firm. Mr. Stevens serves on the board of directors of McCormick & Company, Incorporated.

William D. Watkins, Director since 2002, Age 51

Mr. Watkins has served as President and Chief Operating Officer of Seagate Technology, a manufacturer of disc drives and disc drive components, since May 2000. Mr. Watkins joined Seagate Technology as Executive Vice President, Recording Media Group in February 1996 in connection with Seagate’s merger with Conner Peripherals. In October 1997, Mr. Watkins took on additional responsibility as Executive Vice President of the Disc Drive Operations, and in August 1998 was appointed to the position of Chief Operating Officer, with responsibility for Seagate’s disc drive manufacturing, recording media, and recording head operations and product development. Mr. Watkins was promoted to President of Seagate in May 2000. Mr. Watkins serves on the board of directors of Seagate Technology and Iolon, Inc.

James B. Williams, Director since 2003, Age 47

Mr. Williams is a partner of Texas Pacific Group, a privately held investment firm and an affiliate of MEMC. Mr. Williams joined Texas Pacific Group in February 1999. From 1994 to January 1999, Mr. Williams was President of Kaiser/Group Health, President of Kaiser Permanente International and Senior Vice President–Operations and Strategic Development of Kaiser Permanente (a health care organization). Mr. Williams also is Chairman of the Board of GMP Companies and a member of the board of directors of several other private companies.

Continuing Directors

Robert J. Boehlke, Director since 2001, Age 62

(Term expiring in 2006)

Mr. Boehlke was most recently Executive Vice President and Chief Financial Officer of KLA-Tencor, a position he held from 1990 until his retirement in 2000. Between 1983 and 1990, he held a variety of management positions with that company. KLA-Tencor is a supplier of process control and yield management solutions for the semiconductor manufacturing industry. Mr. Boehlke is a member of the board of directors of DuPont Photomasks, Inc. and LTX Corporation.

Jean-Marc Chapus, Director since 2001, Age 44

(Term expiring in 2006)

Mr. Chapus has served as Managing Director of Trust Company of the West, an investment management firm, and President and Chief Executive Officer of TCW/Crescent Mezzanine L.L.C., a private investment fund and an affiliate of MEMC, since March 1995. Mr. Chapus is a member of the board of directors of Starwood Hotels and Resorts Worldwide, Inc. and several private companies.

John G. Danhakl, Director since 2001, Age 48

(Term expiring 2005)

Mr. Danhakl has been a partner at Leonard Green & Partners, a private equity firm and an affiliate of MEMC, since 1995. Mr. Danhakl presently serves on the board of directors of The Arden Group, Inc., AsianMedia Group, LLC, Big 5 Sporting Goods Corporation, Diamond Auto Glass Works, Liberty Group Publishing, Inc., Leslies’ Poolmart, Inc., Phoenix Scientific Inc., VCA Antech, Inc., Petco Animal Supplies, Inc. and Rite Aid Corporation.

Gene J. Frantz, Director since 2003, Age 37

(Term expiring in 2005)

Mr. Frantz is a partner of Texas Pacific Group, a privately held investment firm and an affiliate of MEMC. Mr. Frantz joined Texas Pacific Group in 1999. From 1998 to 1999, Mr. Frantz led Oracle Corporation’s venture capital effort. Mr. Frantz serves on the board of directors of Paradyne Networks, Inc.

Nabeel Gareeb, Director since 2002, Age 39

(Term expiring in 2005)

Mr. Gareeb joined MEMC as President and Chief Executive Officer in April 2002. Prior to joining MEMC, Mr. Gareeb was the Chief Operating Officer of International Rectifier Corporation, a leading supplier of power semiconductors, where he was responsible for worldwide operations, research and development and marketing of the core products of the company. He joined International Rectifier in 1992 as Vice President of Manufacturing and subsequently held other senior management positions.

C. Douglas Marsh, Director since 2001, Age 58

(Term expiring in 2006)

Mr. Marsh has been employed with ASML US, Inc., a supplier of photolithography equipment to the semiconductor industry, since 1988 and currently holds the position of Vice President Business Integration & U.S. Institutional Investor Relations. Mr. Marsh serves on the board of directors of ATMI, Inc.

CERTAIN BENEFICIAL OWNERSHIP BY

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of MEMC common stock and the membership interest in TPG Wafer Holdings LLC, MEMC’s parent company, as of February 13, 2004, by each of our directors, nominees, certain executive officers and all directors and executive officers as a group. Except as indicated below, each person has the sole power to vote and transfer his or her shares or interests.

Name	Number of Shares of MEMC Common Stock Beneficially Owned		Percentage of MEMC Outstanding Common Stock		Percentage Interest In TPG Wafer Holdings Beneficially Owned
Robert J. Boehlke	10,000	(1)	*		—
Jean-Marc Chapus	141,943,193	(2)(3)	63.4	%(2)(3)	19.7	%(3)
John G. Danhakl	141,943,193	(2)(4)	63.4	%(2)(4)	19.7	%(4)
Gene J. Frantz	—		—		—
C. Douglas Marsh	10,000	(1)	*		—
John Marren	—		—		—
William E. Stevens	10,800	(1)	*		—
William D. Watkins	10,000	(1)	*		—
James B. Williams	—		—		—
Nabeel Gareeb	845,000	(1)	*		—
David L. Fleisher	28,750	(5)	*		—
Jonathon P. Jansky	223,500	(6)	*		—
Shaker Sadasivam	21,350	(1)	*		—
Thomas P. Stiffler	60,000	(1)	*		—
James M. Stolze	501,008	(7)	*		—
All directors and executive officers as a group (19 persons)	143,688,601	(1)-(8)	63.7	%(1)-(8)	39.4	%(3)-(4)

*	Represents less than 1% of MEMC’s outstanding common stock as of February 13, 2004.

(1)	All of these shares may be acquired by the holder within 60 days of February 13, 2004.

(2)	Assumes the exercise or conversion in full of the warrants to purchase 16,666,667 shares of MEMC common stock. TPG Wafer Holdings LLC (“TPG Wafer Holdings”) directly holds 124,670,526 shares of MEMC common stock. TPG Wafer Partners LLC (“TPG Wafer Partners”) directly holds 591,000 shares of MEMC common stock, and TPG Wafer Management LLC (“TPG Wafer Management”) directly holds 15,000 shares of MEMC common stock. TPG Wafer Partners, TPG Wafer Management, Green Equity Investors III, L.P. (“GEI”), Green Equity Investors Side III, L.P. (“GEI Side”), TCW/Crescent Mezzanine Partners III, L.P. (“TCW Partners”), TCW/Crescent Mezzanine Trust III (“TCW Trust”) and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (“TCW Netherlands”) collectively hold 16,666,667 warrants which are exercisable for shares of MEMC common stock.

(3)	TCW Partners, TCW Trust and TCW Netherlands, collectively hold a 19.7% membership interest in TPG Wafer Holdings. Jean-Marc Chapus is an officer and director of TCW Asset Management Company and is affiliated with other TCW entities. Mr. Chapus is also a limited partner of TCW Partners. Mr. Chapus may be deemed to have investment powers and beneficial ownership with respect to the equity securities held by TCW Partners, TCW Trust and TCW Netherlands.

(4)

GEI and GEI Side collectively hold a 19.7% membership interest in TPG Wafer Holdings. John G. Danhakl is a member and manager of GEI Capital III, L.L.C. (“GEI Capital”), which is the general partner of GEI and GEI Side. Mr. Danhakl is also a Vice President of LGP Management, Inc. (“LGPM”), the general partner of Leonard Green & Partners, L.P. (“LGP”), which is an affiliate of GEI Capital and the management company of GEI and GEI Side. GEI Capital, LGPM and LGP may be deemed pursuant to Rule

13d-3 under the Exchange Act, to beneficially own all of the securities held by GEI and GEI Side. Mr. Danhakl, by virtue of his positions with GEI Capital and LGPM, may be deemed to have investment powers and beneficial ownership with respect to the equity securities held by GEI and GEI Side.

(5)	Includes 28,350 shares that may be acquired within 60 days of February 13, 2004 and 400 shares as to which his spouse has shared voting and investment power.

(6)	Includes 221,300 shares that may be acquired within 60 days of February 13, 2004 and 2,200 shares as to which his spouse has shared voting and investment power.

(7)	Includes 466,504 shares that may be acquired within 60 days of February 13, 2004 and 8,000 shares as to which his spouse has shared voting and investment power.

(8)	Includes shares of MEMC common stock owned by Messrs. Jansky, Stiffler and Stolze who were no longer executive officers as of February 13, 2004, but who are named executive officers for purposes of the Summary Compensation Table, below.

OWNERSHIP OF MEMC EQUITY SECURITIES

BY CERTAIN BENEFICIAL OWNERS

The following table lists the persons known by us to beneficially own 5% or more of our common stock as of February 13, 2004.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Title of Class	Percent of Class
TPG Wafer Holdings LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	141,943,193	Common	63.4%

TPG Wafer Partners LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	141,943,193	Common	63.4%

TPG Wafer Management LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	141,943,193	Common	63.4%

TPG Advisors III, Inc. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	141,943,193	Common	63.4%

T(3) Advisors, Inc. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	141,943,193	Common	63.4%

T(3) Advisors II, Inc. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	141,943,193	Common	63.4%

Green Equity Investors III, L.P. 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	141,943,193	Common	63.4%

Green Equity Investors Side III, L.P. 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	141,943,193	Common	63.4%

GEI Capital III, LLC 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	141,943,193	Common	63.4%

LGP Management, Inc. 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	141,943,193	Common	63.4%

Leonard Green & Partners, L.P. 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	141,943,193	Common	63.4%

TCW/Crescent Mezzanine Partners III, L.P. 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	141,943,193	Common	63.4%

TCW/Crescent Mezzanine Trust III 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	141,943,193	Common	63.4%

TCW/Crescent Mezzanine Partners III Netherlands, L.P. 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	141,943,193	Common	63.4%

(1)	Based on information provided by TPG Wafer Holdings LLC (“TPG Wafer Holdings”) and contained in a Schedule 13D jointly filed with the Securities and Exchange Commission by TPG Wafer Holdings, TPG Wafer Partners LLC (“TPG Wafer Partners”), TPG Advisors III, Inc., T(3) Advisors, Inc., T(3) Advisors II, Inc., Green Equity Investors III, L.P., Green Equity Investors Side III, L.P., GEI Capital III, L.L.C., LGP Management, Inc., Leonard Green & Partners, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, The TCW Group, Inc., TCW Asset Management Company, TCW/Crescent Mezzanine III, LLC (the “Joint Filers”) on November 23, 2001, Amendment No. 1 to such Schedule 13D filed by the Joint Filers and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (“TCW Netherlands”) on January 31, 2002, Amendment No. 2 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on August 9, 2002, Amendment No. 3 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on September 30, 2002, Amendment No. 4 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on May 22, 2003, Amendment No. 5 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on June 3, 2003, Amendment No. 6 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on September 19, 2003 and Amendment No. 7 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on February 17, 2004. Assumes the exercise in full of the 16,666,667 warrants held by the Members (as defined below). TPG Wafer Holdings is the record owner of 124,670,526 shares of common stock collectively held by the Joint Filers and TCW Netherlands. TPG Wafer Partners is the record owner of 591,000 shares of MEMC common stock and TPG Wafer Management LLC is the record owner of 15,000 shares of MEMC common stock.

TPG Wafer Holdings is a Delaware limited liability company the members of which are TPG Wafer Partners, TPG Wafer Management LLC, Green Equity Investors III, L.P., Green Equity Investors Side III, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW Netherlands (collectively, the “Members”).

The Members have entered into the Amended and Restated LLC Operating Agreement of TPG Wafer Holdings, dated as of November 13, 2001, and as amended on January 25, 2002, which provides that TPG Wafer Partners shall be the managing member of TPG Wafer Holdings and conduct the business and affairs of TPG Wafer Holdings. This includes voting of the equity securities that TPG Wafer Holdings holds except as set forth herein. The Members have also entered into a Members’ Agreement, dated as of November 13, 2001 and as amended on January 25, 2002, providing for, among other things, an agreement by TPG Wafer Partners not to cause TPG Wafer Holdings to vote its shares of common stock without the prior written consent of the other parties to the LLC Operating Agreement on certain matters. The Members’ Agreement also provides that TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW Netherlands may nominate one individual to our Board of Directors, Green Equity Investors III, L.P. and Green Equity Investors Side III, L.P. may nominate one individual to our Board, and TPG Wafer Partners agrees to cause TPG Wafer Holdings to vote its shares of common stock in favor of the election of such individuals as our directors.

The Members and certain of their affiliates, who are guarantors of our Citibank/UBS revolving credit facility and/or lenders under our $35 million TPG revolving credit facility, have entered into an Intercreditor Agreement, dated as of December 5, 2002, providing for, among other things, the assignment of the senior subordinated secured notes and the warrants held by any guarantor to the other non-defaulting guarantors pro rata in the event of certain defaults under their guarantees to our Citibank/UBS revolving credit agreement or under the $35 million TPG revolving credit facility; TPG Wafer Partners’ right of first offer to the senior subordinated secured notes or the warrants that any guarantor wishes to transfer; the guarantors’ tag-along rights to any transfer by TPG Wafer Partners or its affiliates of the senior subordinated secured notes or the warrants; and TPG Wafer Partners’ rights to cause the holders of the senior subordinated secured notes or the warrants to sell such securities if TPG Wafer Partners wishes to sell its securities.

David Bonderman, James G. Coulter and William S. Price, III are directors, officers and the sole shareholders of TPG Advisors III, Inc. (“TPG Advisors III”), which is the general partner of TPG GenPar III, L.P., which in turn is the sole general partner of each of TPG Partners III, L.P. (“Partners III”), TPG

Parallel III, L.P. (“Parallel III”), TPG Investors III, L.P. (“Investors III”), FOF Partners III, L.P. (“FOF”) and FOF Partners III-B, L.P. (“FOF B”) and the sole member of TPG GenPar Dutch, L.L.C., which is the general partner of TPG Dutch Parallel III, C.V. (“Dutch Parallel III”). Mr. Bonderman, Mr. Coulter and Mr. Price are also directors, officers and the sole shareholders of T(3) Advisors, Inc. (“T(3) Advisors”), which is the general partner of T(3) GenPar, L.P., which in turn is the sole general partner of each of T(3) Partners, L.P. (“T(3) Partners”), T(3) Parallel, L.P. (“T(3) Parallel”) and T(3) Investors, L.P. (“T(3) Investors”) and the sole member of T(3) GenPar Dutch, L.L.C., which is the general partner of T(3) Dutch Parallel, C.V. (“T(3) Dutch”). In addition, Mr. Bonderman, Mr. Coulter and Mr. Price are also directors, officers and the sole shareholders of T(3) Advisors II, Inc. (“T(3) Advisors II”), which is the general partner of T(3) GenPar II, L.P., which in turn is the sole general partner of each of T(3) Partners II, L.P. (“T(3) Partners II”) and T(3) Parallel II, L.P. (“T(3) Parallel II”). Partners III, Parallel III, Investors III, FOF, FOF B, Dutch Parallel III, T(3) Partners, T(3) Parallel, T(3) Investors, T(3) Dutch, T(3) Partners II and T(3) Parallel II (collectively, the “TPG Funds”) are members of TPG Wafer Partners, which in turn is a member of TPG Wafer Holdings, and also the managing member of TPG Wafer Management LLC (“TPG Wafer Management”). TPG Wafer Holdings directly holds the 124,670,526 shares of MEMC common stock and an approximate 48% interest in TPG Wafer Management. TPG Wafer Partners directly holds 591,000 shares of MEMC common stock and 9,850,001 warrants. TPG Wafer Management directly holds 15,000 shares of MEMC common stock and 250,000 warrants. TPG Advisors III, T(3) Advisors and T(3) Advisors II may be deemed, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to beneficially own all of the securities held by TPG Wafer Holdings and TPG Wafer Partners. Mr. Bonderman, Mr. Coulter and Mr. Price, by virtue of their positions with TPG Advisors III, T(3) Advisors, and T(3) Advisors II, may be deemed to have investment powers and beneficial ownership with respect to the equity securities held by TPG Wafer Holdings and TPG Wafer Partners. Each of Mr. Bonderman, Mr. Coulter and Mr. Price disclaims beneficial ownership of such securities.

LGP Management, Inc. (“LGPM”) is the general partner of Leonard Green & Partners, L.P. (“LGP”), which is an affiliate of GEI Capital III, L.L.C. (“GEI Capital” and, together with LGPM and LGP, the “LGP Controlling Persons”), which is the general partner of Green Equity Investors III, L.P. (“GEI”) and Green Equity Investors Side III, L.P. (“GEI Side”). GEI and GEI Side, in the aggregate, own 19.7% of the membership interests in TPG Wafer Holdings. TPG Wafer Holdings directly holds 124,670,526 shares of MEMC common stock. GEI directly holds 3,258,872 warrants and GEI Side directly holds 24,461 warrants. LGPM, LGP and GEI Capital may be deemed, pursuant to Rule 13d-3 under the Exchange Act to share beneficial ownership of the securities held by TPG Wafer Holdings, and to beneficially own the warrants held by GEI and GEI Side. Jonathan D. Sokoloff, John G. Danhakl, Peter J. Nolan, Jonathan A. Seiffer, John M. Baumer and James D. Halper, either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control the LGP Controlling Persons. By virtue of their positions with the LGP Controlling Persons, Messrs. Sokoloff, Danhakl, Nolan, Seiffer, Baumer and Halper may be deemed to share beneficial ownership of the securities held by TPG Wafer Holdings and to have investment power and beneficial ownership with respect to the warrants held by GEI and GEI Side. However, each such individual disclaims beneficial ownership of such securities.

TCW/Crescent Mezzanine III, LLC (“MEZZANINE LLC”), a Delaware limited liability company, is the General Partner of TCW/Crescent Mezzanine Partners III, L.P. (“TCW Partners”) and TCW Netherlands and the Managing Owner of TCW/Crescent Mezzanine Trust III (“TCW Trust” and, collectively, the “TCW Funds”). TCW/Crescent Mezzanine Management III, LLC (“Mezz Mgmt III”) is the Investment Advisor of the TCW Funds, and has delegated all investment and voting discretion with respect to the securities owned by the TCW Funds to TCW Asset Management Company, a California corporation and registered investment advisor (“TAMCO”), as Sub-Advisor. As a result, Mezz Mgmt III disclaims beneficial ownership of these securities. TCW (Mezzanine III), L.P. (“Mezz III LP”), a Delaware limited partnership, is a member of MEZZANINE LLC who may be deemed to control MEZZANINE LLC. TAMCO is the Sub-Advisor to the TCW Funds and the General Partner of Mezz III LP. TAMCO is wholly owned by The TCW Group, Inc., a Nevada corporation (“TCWG”). By virtue of their roles as Sub-Advisor to the TCW Funds, and as the controlling shareholder of such Sub-Advisor, respectively, TAMCO and TCWG may be deemed to have beneficial ownership with respect to the securities owned by the TCW Funds. Each of TAMCO and TCWG is controlled by its respective board of directors. TCWG, together with its direct and indirect subsidiaries, collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services. The ultimate parent company of TCWG is Societe Generale, S.A., a company incorporated under the laws of France (“SG”). The principal business of SG is acting as a holding company for a global financial services group, which includes certain distinct specialized business units that are independently operated, including the TCW Business Unit. SG, for purposes of the federal securities laws, may be deemed ultimately to control TCWG and the TCW Business Unit. SG, its executive officers and directors, and its direct and indirect subsidiaries (including all of its business units except the TCW Business Unit), may beneficially own securities and such securities are not reported in this Table. In accordance with Exchange Act Release No. 34-39538 (January 12, 1998) and due to the separate management and independent operation of its business units, SG disclaims beneficial ownership of our securities beneficially owned by the TCW Business Unit. Each member of the TCW Business Unit disclaims beneficial ownership of our securities beneficially owned by SG and any of SG’s other business units. TCW Partners, TCW Trust and TCW Netherlands, in the aggregate, own 19.7% of the membership interests in TPG Wafer Holdings and 3,283,333 warrants. TPG Wafer Holdings directly holds 124,670,526 shares of MEMC common stock.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board of Directors

The Board has determined that it meets the New York Stock Exchange (the “Exchange”) definition of a “controlled company” because TPG Wafer Holdings LLC owns more than 50% of the voting power of MEMC. The Board has decided to take advantage of the New York Stock Exchange rules permitting “controlled companies” to be exempt from the Exchange’s new corporate governance rules requiring that listed companies must have a majority of independent directors, a nominating/corporate governance committee composed entirely of independent directors with a written charter meeting the Exchange’s requirements and a compensation committee composed entirely of independent directors with a written charter meeting the Exchange’s requirements. We are required to comply with all other of the corporate governance requirements of the New York Stock Exchange.

The Board has an Audit Committee and a Compensation and Nominating Committee. The membership and function of each of these committees is described below.

The Board met five times in 2003. During 2003, all directors attended at least 75% of the Board meetings and meetings of the committees on which they served, except for Messrs. Chapus, Coulter and Danhakl. Mr. Coulter is no longer serving on the Board.

Corporate Governance

Our Board has adopted corporate governance guidelines. The Board has also adopted a Code of Business Conduct applicable to all of our directors, officers and employees. The corporate governance guidelines and the Code of Business Conduct are posted on our website at www.memc.com. A copy of each of the Code of Business Conduct and the corporate governance guidelines is also available in print to any stockholder who requests it by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376.

In accordance with our corporate governance guidelines, non-management directors will hold executive sessions regularly without management present. At least once annually the independent, non-management directors will meet. The non-management directors have selected William E. Stevens to preside at the executive sessions without management participation. Interested parties seeking to make their concerns known to the Board of Directors or just to the non-management directors may communicate directly with Mr. Stevens by sending written correspondence by mail to MEMC Board of Directors, P.O. Box 19706, Alexandria, VA 22320, or by email to: memc@corporateethics.com.

Also consistent with our corporate governance guidelines, directors are expected to attend a minimum of 75% of all Board meetings and, where applicable, meetings of committees on which the directors serve. Directors are encouraged, but not required, to attend our annual meetings of stockholders. Last year, six of our directors attended the annual stockholders’ meeting.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes

•	Our systems of internal accounting and financial controls and disclosure controls

•	The qualifications and independence of our independent auditors

•	The performance of our outsourced internal audit function and independent auditors

•	Compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board of Directors

The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating MEMC’s independent auditors. The Audit Committee meets periodically with representatives from our independent auditors separate from management. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding MEMC’s accounting, internal accounting controls and auditing matters. We have published these procedures on our website at www.memc.com.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as an appendix to this proxy statement and is available on our website at www.memc.com. Messrs. William E. Stevens, Robert J. Boehlke and C. Douglas Marsh serve on the Audit Committee. The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee meets all applicable independence standards established by the New York Stock Exchange. Specifically, the Board considered Mr. Boehlke’s and Mr. Marsh’s relationships with MEMC through their indirect ownership interests in MEMC through TPG Wafer Partners and as a result of their respective escrow deposits with TPG Wafer Partners. (See “CERTAIN TRANSACTIONS—Ownership Interest in TPG Wafer Partners.”) The Board determined that because Messrs. Boehlke and Marsh had no voting or dispositive power with respect to the MEMC securities directly and indirectly held by TPG Wafer Partners and they were therefore not beneficial owners of those securities, there was no reason that such indirect ownership would be a material relationship precluding them from being independent from management. As for the personal escrow deposits, the Board concluded that these were primarily secondary financing arrangements to TPG and not material to MEMC or the directors. The Board of Directors has also determined that each member of the Audit Committee is financially literate and that each of Mr. Boehlke and Mr. Stevens is an “audit committee financial expert” within the meaning of the rules and regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee met nine times in 2003.

Compensation and Nominating Committee

The Compensation and Nominating Committee:

•	Selects the executive and salaried employees who participate in our executive compensation program

•	Periodically reviews management development efforts

•	Reviews and approves new compensation programs

•	Sets base salaries for certain executives and reviews and approves annual adjustments in compensation

•	Reviews and approves base salaries of certain newly hired executives

•	Approves incentive plan participants, targets and award amounts

•	Approves participants and awards under long-term equity incentive programs

•	Approves profit sharing programs

•	Reviews and approves annual adjustments in compensation necessitated by competitive, inflationary or governmental pressures

•	Reviews and approves compensation for our Board

•	Nominates persons for election to our Board of Directors

The Compensation and Nominating Committee does not have a written charter but functions pursuant to express delegated authority from the full Board of Directors.

Messrs. James B. Williams, Robert J. Boehlke, John Marren and C. Douglas Marsh serve on the Compensation and Nominating Committee. The Board has determined that each of Mr. Boehlke and Mr. Marsh meet the independence standards established by the New York Stock Exchange. The Compensation and Nominating Committee met four times in 2003.

Director Nomination Process

The Compensation and Nominating Committee is responsible for identifying, evaluating and nominating persons for election to our Board of Directors. Following its evaluation, the Committee then recommends to the full Board a slate of director candidates for inclusion in the proxy statement and proxy card.

In the case of incumbent directors, the Committee will review each director’s overall service during his current term. In the case of new director candidates, the Committee will first determine whether the nominee must be independent under the rules of the New York Stock Exchange and identify any special needs of the current Board. The Committee will consider individuals recommended by current Board members, Company management and shareholders. The Committee will seek to identify and recruit the best available candidates. The following characteristics are minimum qualifications for service on the MEMC Board: character and integrity; significant business or public experience relevant and beneficial to the Board and the Company; strong professional and personal reputation; the ability to exercise sound business judgment and a willingness to make a sufficient time commitment to the affairs of MEMC in order to effectively perform the duties of a director.

As disclosed elsewhere in this proxy statement, TPG Wafer Holdings LLC owns more than 50% of the voting power of MEMC. TPG Wafer Holdings is a Delaware limited liability company the members of which are TPG Wafer Partners LLC, TPG Wafer Management LLC, Green Equity Investors III, L.P., Green Equity Investors Side III, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (collectively, the “Members”). We have been advised by TPG that the Members have entered into an operating agreement which provides that TPG Wafer Partners shall be the managing member of TPG Wafer Holdings and conduct the business and affairs of TPG Wafer Holdings. This includes voting of the equity securities that TPG Wafer Holdings holds in MEMC, except as set forth below. The Members also have entered into an agreement providing for, among other things, an agreement by TPG Wafer Partners not to cause TPG Wafer Holdings to vote its shares of common stock without the prior written consent of the other parties to the operating agreement on certain matters. The agreement also provides that TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. may nominate one individual to our Board of Directors, Green Equity Investors III, L.P. and Green Equity Investors Side III, L.P. may nominate one individual to our Board, and TPG Wafer Partners agrees to cause TPG Wafer Holdings to vote its shares of common stock in favor of the election of such individuals as our directors. Accordingly, the Compensation and Nominating Committee will include appropriate director nominees for appointment or election to our Board who have been designated by TPG Wafer Holdings pursuant to the agreement among the Members.

The Committee will consider recommendations for director nominees from MEMC stockholders. Any stockholder wishing to submit a recommendation should send the following information to our Corporate Secretary, 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership

•	Name, age and address of candidate

•	Candidate’s detailed resume

•	Description of any arrangements or understandings between the stockholder and the candidate

•	Signed statement from the candidate confirming his or her willingness to serve on the Board of Directors

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates in connection with annual elections of directors, filling any director vacancies and other times deemed appropriate by the Committee. If a stockholder seeks to nominate a candidate for director for election at the 2005 annual stockholders’ meeting, the stockholder must follow the procedures described under “Stockholder Proposals for 2005 Annual Meeting” below.

Director Compensation

Prior to July 2003, employee directors and directors affiliated with Texas Pacific Group, Leonard Green & Partners and TCW/Crescent Mezzanine Management III LLC received no additional compensation for serving on the Board and its Committees. In July 2003, we undertook a review of prevailing director compensation programs of public companies. Based on this review and in light of MEMC’s improved financial position, we revised our director compensation policy. Under the revised policy, directors affiliated with Texas Pacific Group, Leonard Green & Partners and TCW/Crescent Mezzanine Management III LLC are now eligible to receive compensation.

Until July 2003, outside directors received the following fees for their service on the Board and its Committees:

•	$5,000 annual Board retainer

•	$5,000 annual retainer for chairperson of the Audit Committee

•	$1,000 for each Board meeting and each Committee meeting attended

Effective July 2003, outside directors, including directors affiliated with Texas Pacific Group, Leonard Green & Partners and TCW/Crescent Mezzanine Management III LLC received the following fees for services on the Board and its Committees:

•	$12,000 annual Board retainer

•	$10,000 additional retainer for Chairman of the Board

•	$10,000 additional retainer for Chairman of the Audit Committee and $5,000 additional retainer for each member of the Audit Committee

•	$5,000 additional retainer for Chairman of the Compensation and Nominating Committee

•	$1,000 for each Board meeting and each Committee meeting attended

In addition, the new director compensation policy provides for annual equity compensation grants as follows:

•	Upon initial election to the Board, outside directors who are not affiliated with Texas Pacific Group, Leonard Green & Partners and TCW/Crescent Mezzanine Management III LLC receive a grant of non-

qualified stock options to purchase 30,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant. These options vest ratably over three years. The grant of these stock options in the initial year of service on the Board is in lieu of the award of restricted stock units (RSUs) described below.

•	Assuming approval by the stockholders of the amendment of our equity incentive plans as described below, each year outside directors will be awarded RSUs for shares of our common stock. The RSUs will vest ratably over two years. In 2003, outside directors were to be awarded RSUs for 5,000 shares of MEMC common stock. Thereafter, RSUs are to be awarded in an amount such that the number of underlying shares of MEMC common stock has a total value of between $55,000 and $60,000 on the date the award is granted. Notwithstanding the forgoing, no RSUs will be awarded until we have established an appropriate plan from which the RSUs may be issued. In this regard, we are seeking stockholder approval to amend our equity incentive plans to provide for grants of RSUs under each plan, as described under Item No. 2, Item No. 3 and Item No. 4 below. If the proposal set forth under Item No. 2 is approved, and/or if both of the proposals set forth under Item No. 3 and Item No. 4 are approved, then as compensation for service during 2003, we intend to award our outside directors who were serving on the Board in July 2003 RSUs to purchase 5,000 shares of common stock. Fifty percent (50%) of these RSUs will vest in July 2004 and the remaining fifty percent (50%) will vest in July 2005.

REPORT OF THE AUDIT COMMITTEE

We have met and held discussions with MEMC management and with MEMC’s independent accountants, KPMG LLP. We have reviewed and discussed the consolidated financial statements of MEMC for 2003 with MEMC management. We discussed with KPMG matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61.

KPMG also provided to us the written disclosures regarding their independence required by Independence Standards Board Standard No. 1, and we discussed with KPMG their independence.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2003 be included in MEMC’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

William E. Stevens (Chairman)

Robert J. Boehlke

C. Douglas Marsh

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

The following table presents fees paid to KPMG LLP for services rendered during the last two fiscal years:

	2003	2002
Audit fees	$785,000	669,000
Audit-related fees	$431,000	276,000
Tax fees	$190,000	201,000
All other fees	$95,000	49,000

Audit fees consisted principally of the annual audits of the financial statements of MEMC and its consolidated subsidiaries.

Audit-related fees consisted principally of review of SEC filings, research and consultation on accounting issues and audits of financial statements of certain employee benefit plans.

Tax fees consisted principally of tax compliance and consultation.

All other fees consisted principally of statutory compliance requirements of our Italian subsidiary and consultation on accounting issues related to employee benefit plans.

The Audit Committee considered and determined that the provision of non-audit services by KPMG LLP in 2003 was compatible with maintaining KPMG LLP’s independence.

MEMC has adopted pre-approval policies and procedures requiring that the Audit Committee pre-approve all audit or non-audit services performed by MEMC’s independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while others require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee. Certain specific services, subject to maximum fees ranging from $5,000 to $75,000, were generally pre-approved by the Audit Committee in 2003 and management was authorized to engage our independent auditors to perform those services by providing detailed information to the Audit Committee.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

Our executive compensation program is based on the premise that a balance is required between our need to operate our business in an effective and profitable manner and the competitiveness of rewards in competing for management talent in the marketplace. The Committee reviews this program at least annually to ensure that this balance is maintained.

Policies, Goals and Responsibilities

The objective of the Committee is to establish compensation at a level that will allow us to attract, retain and motivate the caliber of individuals required to manage and expand our business. We establish compensation levels using guidelines developed by internationally recognized compensation consultants. These guidelines are based upon survey data of comparable U.S. companies, or comparable companies in the relevant geographic area where an executive is located.

In 2003, we primarily utilized the Radford U.S. Benchmark and U.S. Executive Compensation Surveys as our guideline for executive compensation. For long-term equity incentive awards, we also utilized the Towers Perrin Executive Compensation Survey Database, General Industry. From time to time we use other executive compensation surveys as appropriate. We believe the Radford surveys are commonly used by the semiconductor and high technology industries and more closely align our compensation structure with those of our competitors, customers and suppliers with whom we compete for executive officers and employees. To retain and attract key executives, the Committee generally utilizes a compensation guideline that targets base salaries, annual incentives and long-term equity incentives for executive officers at the 50th percentile of the surveys.

Our 2003 executive compensation program consisted of three components: (1) base salaries, (2) annual incentive awards, and (3) long-term equity incentive awards.

Base Salaries

We review the base salary of each executive officer on an annual basis and more frequently when necessary to make adjustments based on changes in individual roles and responsibilities and personal performance levels. In making base salary decisions, the Committee first reviews the comparable salary ranges from the compensation surveys. In addition, we consider certain other factors such as personal performance and level of contribution, and use discretion as appropriate when setting base salary levels. For 2003, we continued to use an overall compensation guideline that targeted base salaries for executive officers at the 50th percentile of companies included in the compensation survey.

In April 2003, Mr. Gareeb, the Company’s Chief Executive Officer, received a 5% increase in his annual base salary from $550,000 to $577,500. In increasing Mr. Gareeb’s base salary, the Committee considered the compensation ranges from the compensation surveys and the significantly improved performance of the Company in 2002 and in the first quarter of 2003.

Annual Incentive Awards

Participation in our annual incentive plan is discretionary and the plan is non-contractual. Under current practice, we make annual cash awards under the plan to executive officers to recognize and reward individual and corporate performance.

In 2003, the Committee established target and maximum bonuses (as a percentage of base salary) for each designated participant. For some executive officers, these target and maximum bonuses were set forth in the employment agreements entered into during 2002. For 2003, we continued the use of the overall compensation guideline that targeted annual incentives for executive officers at the 50th percentile of companies included in the compensation surveys. In general, the Committee did not adjust the target bonus levels for executive officers as compared with 2002. The 2003 target bonus levels for executive officers ranged from 25% to 80% of each executive officer’s annual base salary and the maximum bonus level for each participant was 175% of his or her target bonus.

The 2003 annual incentive award for each executive officer other than Mr. Gareeb was based on a number of individual performance and financial objectives applicable to each executive officer’s functional area. These objectives were separately weighted and were determined and evaluated on a quarterly basis, but paid on an annual basis. The objectives for each executive officer reporting to Mr. Gareeb were determined by Mr. Gareeb and reviewed by the Committee on a quarterly basis.

For 2003, consistent with Mr. Gareeb’s employment agreement, the Committee established a target bonus level for Mr. Gareeb of 80% of Mr. Gareeb’s annual base salary and a maximum bonus level of 140% of Mr. Gareeb’s annual base salary. Mr. Gareeb’s award was based on the Company’s overall financial performance, the Company’s achievement of certain strategic objectives, Mr. Gareeb’s achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Gareeb. Based on these criteria, Mr. Gareeb received an annual incentive award of $555,000 in 2003, representing 96% of his annual base salary.

Long-Term Equity Incentive Awards

In 2003, executive officers other than Mr. Gareeb generally received semi-annual grants of non-qualified stock options having an exercise price equal to 100% of the market value of the Company’s stock on the date of grant, which options vest ratably over four years. In addition, certain newly hired executive officers received off-cycle grants of stock options on their date of hire. These off-cycle grants generally consisted of non-qualified stock options having an exercise price equal to 100% of the market value of the Company’s stock on the date of grant. A portion of these options vests ratably over four years and the remaining portion cliff vests after four years.

In making decisions regarding long-term equity incentive awards, the Committee first reviews the comparable ranges from the compensation surveys. In addition, we consider certain other factors such as personal performance, level of contribution, and the need to attract and retain executive officers, and use discretion as appropriate when setting long-term equity incentive levels. For 2003, we continued to use an overall compensation guideline that targeted long-term equity incentives for executive officers at the 50th percentile of companies included in the compensation surveys.

Mr. Gareeb’s employment agreement provides for annual grants of stock options to purchase up to 150,000 shares of stock. For 2003, consistent with Mr. Gareeb’s employment agreement and after taking into account the significantly improved performance of the Company in 2002, the Committee awarded Mr. Gareeb non-qualified stock options to purchase 150,000 shares of stock. These options vest ratably over four years.

Members of the Compensation and Nominating Committee

James B. Williams, Chairman

Robert J. Boehlke

John Marren

C. Douglas Marsh

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(3)
Nabeel Gareeb(4)	2003	568,756	555,000		—		150,000	13,388
Chief Executive Officer and President	2002 2001	402,275 —	677,000 —		115,939 —	(5)	2,300,000 —	— —

James M. Stolze(6)	2003	302,000	72,400		—		20,000	9,505
Executive Vice President and Chief Financial Officer	2002 2001	258,583 289,992	255,200 —		— —		500,000 40,000	7,596 6,440

Shaker Sadasivam(7)	2003	210,000	40,600		—		66,000	10,248
Senior Vice President, Research and Development	2002 2001	148,833 107,767	140,000 22,320	(8)	— —		200,000 —	5,201 6,711

Thomas P. Stiffler(9)	2003	229,000	69,500		—		—	12,410
Senior Vice President, Human Resources	2002 2001	189,917 210,000	152,600 —		— —		175,000 25,000	3,368 6,711

David L. Fleisher(10)	2003	200,000	27,100		—		25,000	12,083
Vice President, General Counsel and Corporate Secretary	2002 2001	143,750 134,250	79,200 —		— —		100,000 10,000	5,960 5,684

Jonathon P. Jansky(11)	2003	244,000	6,100		—		20,000	12,129
Former Senior Vice President, Operations	2002 2001	206,867 232,000	204,000 —		— —		500,000 40,000	6,206 6,711

(1)	Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer.

(2)	Amounts shown consist of annual incentive bonuses under an annual incentive bonus plan. Seventy-five percent (75%) of the 2002 bonus was paid in March 2003 and the remaining twenty-five percent (25%) will be paid in March 2004.

(3)	Amounts shown represent contributions by MEMC to the MEMC Retirement Savings Plan.

(4)	Mr. Gareeb became President and Chief Executive Officer on April 30, 2002.

(5)	Amount shown represents relocation payments.

(6)	Mr. Stolze resigned as Executive Vice President and Chief Financial Officer effective as of December 31, 2003 and retired as an employee effective as of January 31, 2004.

(7)	Dr. Sadasivam became Senior Vice President, Research and Development in July 2002.

(8)

A portion of Dr. Sadasivam’s annual incentive bonus was paid in the form of 1,317 shares of unrestricted MEMC common stock and 2,219 shares of restricted MEMC common stock issued on March 15, 2002. The closing price of MEMC common stock on March 15, 2002 was $5.03 per share. The aggregate value of the unrestricted and restricted MEMC common stock on March 15, 2002 was $17,786. The restricted MEMC common stock vested on March 15, 2003. Dr. Sadasivam owns no other shares of restricted MEMC common stock. On December 31, 2002, the aggregate value of Dr. Sadasivam’s 2,219 shares of restricted MEMC common stock was $16,798. Dr. Sadasivam was entitled to any cash dividends payable on the unvested restricted MEMC common stock, although none were paid.

(9)	Mr. Stiffler retired on December 31, 2003.

(10)	Mr. Fleisher became General Counsel and Corporate Secretary in October 2001 and became a Vice President in July 2002.

(11)	Mr. Jansky resigned as Senior Vice President effective July 2003 and resigned as an employee effective January 3, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted(#)(2)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5%($)	10%($)
Nabeel Gareeb	150,000	(3)	6.31%	12.25	04/25/13	1,155,585	2,928,497

James M. Stolze	20,000	(4)	0.84%	7.90	01/24/13	99,365	251,811

Shaker Sadasivam	50,000	(5)	2.10%	7.90	01/24/13	248,412	629,527
	16,000	(6)	0.67%	11.74	07/25/13	118,131	299,368

Thomas P. Stiffler	—		—	—	—	—	—

David L. Fleisher	15,000	(5)	0.63%	7.90	01/24/13	74,523	188,858
	10,000	(6)	0.42%	11.74	07/25/13	73,832	187,105

Jonathon P. Jansky	20,000	(7)	0.84%	7.90	01/24/13	99,365	251,811

(1)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of MEMC’s common stock price. If MEMC’s common stock does not increase in value, then the option grants described in the table will be valueless.

(2)	Options expire ten years from the date of grant. Upon termination of employment due to death or permanent disability, all stock options become immediately exercisable. In addition, upon termination of employment by MEMC without cause or by the employee for good reason within two years following a change of control, except as the Compensation and Nominating Committee may otherwise determine, all stock options will vest and become immediately exercisable.

(3)	Options vest and become exercisable at the rate of 25% per year on April 25, 2004, April 25, 2005, April 25, 2006 and April 25, 2007.

(4)	Options vest and become exercisable at the rate of 25% per year on January 24, 2004, January 24, 2005, January 24, 2006 and January 24, 2007. Upon Mr. Stolze’s retirement on January 31, 2004, the 25% of these options that vested became exercisable for ninety (90) days. The remaining unvested options were cancelled. See “Employment and Retirement Agreements—James M. Stolze.”

(5)	Option vest and become exercisable at the rate of 25% per year on January 24, 2004, January 24, 2005, January 24, 2006 and January 24, 2007.

(6)	Option vest and become exercisable at the rate of 25% per year on July 25, 2004, July 25, 2005, July 25, 2006 and July 25, 2007.

(7)	Options vest and become exercisable at the rate of 25% per year on January 24, 2004, January 24, 2005, January 24, 2006 and January 24, 2007. Upon Mr. Jansky’s resignation on January 3, 2004, all of these options were cancelled. See “Employment and Retirement Agreements – Jonathon P. Jansky.”

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the- Money Options at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Nabeel Gareeb	—	—	422,500	2,027,500	2,523,300	10,394,200
James M. Stolze	—	—	491,504	225,000	2,272,904	1,352,900
Shaker Sadasivam	50,000	455,855	100	216,000	—	1,083,725
Thomas P. Stiffler	47,500	355,781	60,000	75,000	422,200	475,500
David L. Fleisher	35,250	296,548	22,200	86,150	111,450	413,850
Jonathon P. Jansky	248,500	1,916,856	201,300	225,000	1,114,500	1,352,900

Pension Plan

MEMC sponsors the MEMC Pension Plan, a defined benefit pension plan which covered most U.S. employees of MEMC and its subsidiaries through the end of 2001. Effective January 2, 2002, the plan was amended to freeze the accrued benefit for employees who did not meet certain age and service criteria. In order to receive benefit accruals after January 2, 2002, a participant must have met one of two criteria: 1) as of December 31, 2001, the participant was at least age 50 with 5 years of service; or, 2) the participant had at least 25 years of service as of December 31, 2001. Employees who joined MEMC after December 31, 2001 are not eligible for coverage under the MEMC Pension Plan.

The basic benefit payable under the MEMC Pension Plan is determined based on a lump sum equal to 8% of a participant’s “average total earnings” (as defined below) up to one-half of the Social Security wage base plus 12% of the participant’s average total earnings over one-half of the Social Security wage base, multiplied by the participant’s years of benefit service, less 2% of such amount for every year by which the current age of the participant is less than age 65 (the “Basic Formula”). In addition to the normal annuity options, for some participants the benefit is also available in an immediate lump-sum distribution at termination of employment.

Employees who were participants in our former Pension Plan for Salaried Employees (the “Salaried Plan”), a prior plan merged into the MEMC Pension Plan as of December 31, 1996, are entitled to a benefit calculated under the formula in effect as of such date under the Salaried Plan, if such benefit is greater than the benefit calculated under the Basic Formula. The basic benefit payable under the Salaried Plan formula is a single life annuity equal to 1.2% of the participant’s average total earnings multiplied by the participant’s years of benefit service. However, if the participant was hired in the U.S. by Monsanto Company (“Monsanto”), a prior owner of a substantial part of our business, before April 1, 1986 and was employed by us at any time during the period April 1, 1989 through May 31, 1989, or if the participant was employed by MEMC at any time during the period January 1, 1989 through March 31, 1989, the factor is 1.4% of the participant’s “average total earnings” instead of 1.2%. If a participant with either the 1.2% or 1.4% formula retires on or after age 55 but prior to age 65, his benefit will be reduced  1/4% for each month that his retirement date precedes his 65th birthday. However, if the participant is under age 65 but at least age 55 at the time of his retirement, and the participant’s age and years of vesting service add up to at least 80, then the benefit is not subject to any reduction.

The basic benefit under either the 1.2% or 1.4% formula is reduced by the amount the participant is entitled to receive under any other designated Monsanto defined benefit pension plan.

For purposes of the MEMC Pension Plan, “average total earnings” means twelve times the greater of (a) the monthly average earnings received in the 36 full calendar months immediately prior to the date of employment termination or (b) the monthly average of earnings received during the highest three of the ten calendar years immediately prior to the year in which employment terminates. “Earnings” means amounts paid to participants that are subject to federal income tax withholding (including salary and bonus payments), subject to certain adjustments. Generally, “earnings” utilized for pension formula purposes includes salary and annual bonus reported in the salary and bonus columns of the Summary Compensation Table. However, since annual incentive bonuses are paid in the year following the year earned, such bonuses are included in earnings utilized for pension formula purposes in the year following the year such bonuses are reported in the bonus column of the Summary Compensation Table.

Retirement benefits payable under qualified defined benefit plans are subject to the annual pension limitations imposed under Section 415 of the Internal Revenue Code, for which limitations vary annually. The Section 415 limitation for 2003 is $160,000. In addition, Section 401(a)(17) of the Internal Revenue Code specifies a maximum amount of annual compensation, also adjusted annually, that may be taken into account in computing benefits under a qualified defined benefit plan. The Section 401(a)(17) limitation for 2003 was $200,000. Effective in January 2002, we amended the MEMC Pension Plan to apply this $200,000 limitation to all prior years. Our Supplemental Executive Pension Plan (the “MEMC SEPP”), a non-qualified and unfunded plan, provided benefits over the applicable Internal Revenue Code limitations. Benefits under the MEMC SEPP are payable in the form of a lump-sum distribution, in the form of an annuity with monthly payments for life beginning at the participant’s retirement age, or in annual installments not to exceed fifteen years. The MEMC SEPP was amended at the end of 2001 to cease future accruals. In addition, all accrued benefits under the MEMC SEPP for employees who entered into new employment contracts with MEMC in 2001 were waived.

The following table shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the Basic Formula. The table is based on the 2003 Social Security Wage Base, a 6.0% interest rate and the 94GAR Mortality Table. In addition, the amounts in the table assume that a participant met the criteria for continued benefit accrual. The amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65. No amounts are shown for more than fifteen years of service because none of our named executive officers can reach these years of service categories for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table(1)

	Years of Service
Remuneration	5	10	15
$125,000	$6,102	$12,204	$18,305
150,000	7,482	14,964	22,447
175,000	8,863	17,725	26,588
200,000	10,243	20,486	30,730
225,000	11,624	23,247	34,871
250,000	13,004	26,008	39,013
300,000	15,765	31,530	47,296
400,000	21,287	42,574	63,861
500,000	26,809	53,618	80,427

Mr. Stiffler is covered by the Basic Formula. Mr. Stiffler did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Mr. Stiffler had 1.1 years of benefit service and annualized average total earnings of $217,727. However, the maximum annual compensation taken into account for Mr. Stiffler is $200,000. Under the terms of the MEMC Pension and MEMC SEPP, because Mr. Stiffler did not participate in the MEMC Pension Plan and MEMC SEPP Plan until December 1, 2000, Mr. Stiffler had no vested benefits as of December 31, 2003.

The following table shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.4% Salaried Plan formula described above. As discussed above, the 1.4% formula is an alternative to the Basic Formula. The amounts shown in the table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above).

Pension Plan Table(2)

	Years of Service
Remuneration	15	20	25	30	35
$125,000	$26,250	$35,000	$43,750	$52,500	$61,250
150,000	31,500	42,000	52,500	63,000	73,500
175,000	36,750	49,000	61,250	73,500	85,750
200,000	42,000	56,000	70,000	84,000	98,000
225,000	47,250	63,000	78,750	94,500	110,250
250,000	52,500	70,000	87,500	105,000	122,500
300,000	63,000	84,000	105,000	126,000	147,000
400,000	84,000	112,000	140,000	168,000	196,000
500,000	105,000	140,000	175,000	210,000	245,000

Mr. Jansky is covered by the 1.4% formula. As of December 31, 2003, Mr. Jansky had 30 years of benefit service and annualized average total earnings of $332,006. However, the maximum annual compensation taken into account for Mr. Jansky is $200,000.

The following table shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.2% Salaried Plan formula described above. As discussed above, the 1.2% formula is an alternative to the Basic Formula. The amounts shown in this table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than fifteen years of service because none of our named executive officers can reach these years of service categories for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table(3)

	Years of Service
Remuneration	5	10	15
$125,000	$7,500	$15,000	$22,500
150,000	9,000	18,000	27,500
175,000	10,500	21,000	31,500
200,000	12,000	24,000	36,000
225,000	13,500	27,000	40,500
250,000	15,000	30,000	45,000
300,000	18,000	36,000	54,000
400,000	24,000	48,000	72,000
500,000	30,000	60,000	90,000

Mr. Stolze, Dr. Sadasivam and Mr. Fleisher are eligible for the 1.2% formula. As of December 31, 2003, Mr. Stolze had 8.5 years of benefit service and annualized average total earnings of $414,525. However, the maximum annual compensation taken into account for Mr. Stolze is $200,000. Dr. Sadasivam did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Dr. Sadasivam had 8.3 years of benefit service and annualized average total earnings of $113,496. Mr. Fleisher did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Mr. Fleisher had 5.8 years of benefit service and annualized average total earnings of $137,892.

Mr. Gareeb commenced employment after December 31, 2001. As a result, Mr. Gareeb is not a participant in the MEMC Pension Plan or MEMC SEPP.

Employment and Retirement Agreements

Nabeel Gareeb

In connection with Mr. Gareeb’s appointment as our President and Chief Executive Officer on April 30, 2002, we entered into an employment agreement with Mr. Gareeb effective as of March 26, 2002. The employment agreement provides that Mr. Gareeb will serve as our President and Chief Executive Officer for an initial four-year term ending April 8, 2006. The employment agreement also provides that MEMC will cause its Board of Directors to nominate Mr. Gareeb for election to our Board.

Mr. Gareeb’s employment agreement includes the following:

•	An initial annual base salary of $550,000 which shall be reviewed annually and may be adjusted by the Board, provided, however, his base salary cannot be decreased unless such decrease is part of a base salary reduction applicable to a broad class of management employees

•	An annual bonus opportunity, the terms and conditions of which will be determined by the Board, with a target bonus of 70% of annual base salary and a maximum bonus of 123% of base salary in 2002, which bonus was to be pro-rated for Mr. Gareeb’s actual months of service in 2002, and a target of 80% of annual base salary and a maximum bonus of 140% of base salary in 2003 (See “REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE—Annual Incentive Awards”)

•	Participation in our employee benefit plans as maintained by MEMC from time to time and generally available to senior executives

•	A $100,000 payment to defray expenses to be incurred by Mr. Gareeb in relocating to the St. Peters, Missouri area

•	Reimbursement of reasonable moving and closing costs in accordance with MEMC’s relocation policies in the event Mr. Gareeb purchases a residence in the St. Peters, Missouri area prior to April 8, 2003 (See “Summary Compensation Table”)

•	Reimbursement of the cost of temporary accommodations incurred by Mr. Gareeb during the first six months of his employment up to a maximum of $20,000 (See “Summary Compensation Table”)

The employment agreement provides for certain initial grants of stock options to purchase MEMC common stock. After 2002 the employment agreement provides for annual grants of options to purchase shares of MEMC common stock in accordance with MEMC’s annual stock option grant program, provided that it is initially anticipated that Mr. Gareeb will be eligible to receive a grant of an option to purchase up to 150,000 shares of MEMC stock for each of calendar year 2003, 2004 and 2005. Mr. Gareeb received such an option in 2003.

Either party may terminate Mr. Gareeb’s employment agreement. In the event of Mr. Gareeb’s involuntary termination without cause (other than by reason of death or disability) or Mr. Gareeb’s voluntary termination for good reason during the employment term, he will be entitled to:

•	His base salary through the date of termination

•	His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid

•	Subject to the execution by Mr. Gareeb of a general release and waiver, the continuation of Mr. Gareeb’s base salary for the two-year period beginning on the date of termination

James M. Stolze

Retirement Agreement

In connection with Mr. Stolze’s retirement as our Executive Vice President and Chief Financial Officer effective as of December 31, 2003 and as an employee of MEMC effective January 31, 2004, MEMC entered into a retirement agreement with Mr. Stolze in December 2003. The retirement agreement terminated Mr. Stolze’s employment agreement, which is described below. As part of the retirement agreement, Mr. Stolze agreed to provide consulting services to MEMC during the period commencing January 31, 2004 and ending January 3, 2005. Pursuant to the retirement agreement, Mr. Stolze will receive the following:

•	His base salary at an annual rate of $302,000 (subject to applicable tax withholding) through January 31, 2004

•	A consulting fee at an annual rate of $24,000 payable in semi-monthly installments from January 31, 2004 through January 3, 2005

•	Lump-sum cash payment of $63,800 (subject to applicable tax withholding) payable in March 2004 in full settlement of the remaining amount owed to Mr. Stolze under the 2002 annual incentive bonus plan

•	Lump-sum cash payment (subject to applicable tax withholding) in full settlement of the amount owed to Mr. Stolze under the 2003 annual incentive bonus plan of $46,000 for the first three quarters of 2003 plus the amount earned by Mr. Stolze for the fourth quarter of 2003, which lump-sum payment was made in January 2004

•	Participation in MEMC’s medical, dental and other benefit plans through January 31, 2004 on the same terms as similarly situated employees

With respect to stock options awarded to Mr. Stolze prior to his retirement, those that were not vested as of January 31, 2004 were cancelled and those that were vested as of January 31, 2004 became exercisable for either sixty or ninety days. MEMC also understands that during the period Mr. Stolze is providing consulting services to MEMC he will continue to vest in his membership interest in TPG Wafer Management. See “Certain Transactions—Ownership Interest in TPG Wafer Management.” The above payments and benefits are in lieu of any amounts payable to Mr. Stolze under his prior employment agreement and under any other plan in which Mr. Stolze is a participant other than his accrued benefits under retirement plans. The retirement agreement also includes mutual releases of certain claims.

Employment Agreement

Mr. Stolze entered into an employment agreement with MEMC effective as of January 1, 2002, which replaced his prior employment agreement. The employment agreement provided that Mr. Stolze would serve as an executive officer of MEMC for a three-year term commencing November 13, 2001.

Mr. Stolze’s employment agreement included the following:

•	An initial annual base salary of $290,000 through December 31, 2001, which was then to be reduced by 20% until such time as MEMC attained certain performance objectives as determined by the Board

•	After Mr. Stolze’s base salary was restored, the base salary was to be reviewed from time to time and could be adjusted by the Board; provided, however, his base salary could not be decreased unless such decrease was part of a base salary reduction applicable to a broad class of management employees

•	An annual bonus opportunity, the terms and conditions of which were to be determined by the Board with a target bonus of 50% of annual base salary and a maximum bonus of 88% of base salary

•	Participation in our employee benefit plans as maintained by MEMC from time to time and generally available to senior executives

The employment agreement provided for grants of stock options to purchase MEMC common stock as follows:

•	An initial grant of stock options to purchase 250,000 shares of MEMC common stock at an exercise price of $1.50 per share, vesting ratably over four years

•	An additional grant of stock options to purchase 250,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant, which were to vest on the seventh anniversary of the date of grant unless certain financial and operating objectives were achieved

Jonathon P. Jansky

Separation Agreement

In connection with Mr. Jansky’s resignation as Senior Vice President, Operations effective as of July 16, 2003 and as an employee of MEMC effective January 3, 2004, MEMC entered into a separation agreement with Mr. Jansky in July 2003. The separation agreement terminated Mr. Jansky’s employment agreement, which is described below. The separation agreement provided that Mr. Jansky would be on paid leave of absence during the period commencing June 23, 2004 and ending January 3, 2004. During this period, Mr. Jansky would be available to assist MEMC regarding activities pertaining to his prior employment responsibilities. Pursuant to the separation agreement, Mr. Jansky received the following:

•	Installment payments totaling $123,877 payable in twelve (12) semi-monthly installments (subject to applicable tax withholding) of approximately $10,167 and a final installment of approximately $1,877

•	Lump-sum cash payment of $51,050 (subject to applicable tax withholding) payable in March 2004 in full settlement of the remaining amount owed to Mr. Jansky under the 2002 annual incentive bonus plan

•	Lump-sum cash payment (subject to applicable tax withholding) of the amount owed to Mr. Jansky for the first and second quarters under the 2003 annual incentive bonus plan, which lump-sum payment was made in January 2004

•	Participation in MEMC’s medical, dental and other benefit plans through January 3, 2004 on the same terms as similarly situated employees

With respect to stock options awarded to Mr. Jansky prior to his separation, those that were not vested as of January 3, 2004 were cancelled and those that were vested as of January 3, 2004 became exercisable for either sixty or ninety days. MEMC also understands that during the period Mr. Jansky was on paid leave of absence he continued to vest in his membership interest in TPG Wafer Management. See “Certain Transactions – Ownership Interest in TPG Wafer Management.” The above payments and benefits are in lieu of any amounts payable to Mr. Jansky under his prior employment agreement and under any other plan in which Mr. Jansky is a participant other than his accrued benefits under retirement plans. The separation agreement also includes mutual releases of certain claims.

Employment Agreement

Mr. Jansky entered into an employment agreement with MEMC effective as of January 1, 2002. The employment agreement provided that Mr. Jansky would serve as an executive officer of MEMC for a three-year term commencing November 13, 2001.

Mr. Jansky’s employment agreement included the following:

•	An initial annual base salary of $232,000 through December 31, 2001, which was then to be reduced by 20% until such time as MEMC attained certain performance objectives as determined by the Board

•	After Mr. Jansky’s base salary was restored, the base salary was to be reviewed from time to time and could be adjusted by the Board; provided, however, his base salary could not be decreased unless such decrease was part of a base salary reduction applicable to a broad class of management employees

•	An annual bonus opportunity, the terms and conditions of which were to be determined by the Board with a target bonus of 50% of annual base salary and a maximum bonus of 88% of base salary

•	Participation in our employee benefit plans as maintained by MEMC from time to time and generally available to senior executives

The employment agreement provided for grants of stock options to purchase MEMC common stock as follows:

•	An initial grant of stock options to purchase 250,000 shares of MEMC common stock at an exercise price of $1.50 per share, vesting ratably over four years

•	An additional grant of stock options to purchase 250,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant, which were to vest on the seventh anniversary of the date of grant unless certain financial and operating objectives were achieved

Thomas P. Stiffler

Mr. Stiffler entered into an employment agreement with MEMC effective as of January 1, 2002. The employment agreement provided that Mr. Stiffler would serve as Senior (formerly Corporate) Vice President, Human Resources of MEMC for a term commencing November 13, 2001 and ending December 31, 2003.

Mr. Stiffler’s employment agreement included the following:

•	An initial annual base salary of $210,000 through December 31, 2001, which was then to be reduced by 20% until such time as MEMC attained certain performance objectives as determined by the Board

•	After Mr. Stiffler’s base salary was restored, the base salary was to be reviewed from time to time and could be adjusted by the Board; provided, however, his base salary could not be decreased unless such was part of a base salary reduction applicable to a broad class of management employees

•	An annual bonus opportunity, the terms and conditions of which were to be determined by the Board with a target bonus of 40% of annual base salary and a maximum bonus of 70% of base salary

•	Participation in our employee benefit plans as maintained by MEMC from time to time and generally available to senior executives

The employment agreement provided for grants of stock options to purchase MEMC common stock as follows:

•	An initial grant of stock options to purchase 25,000 shares of MEMC common stock at an exercise price of $1.50 per share, vesting on December 31, 2003

•	An additional grant of stock options to purchase 25,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant, which were to vest on the seventh anniversary of the date of grant unless certain financial and operating objectives were achieved

In connection with Mr. Stiffler’s retirement, MEMC entered into a consulting agreement with Mr. Stiffler in December 2003. The consulting agreement provides that Mr. Stiffler will be available for up to twenty-five (25) days during the period commencing January 1, 2004 and ending July 31, 2004 to provide consulting services to MEMC on matters pertaining to his prior employment responsibilities. In return for the consulting services, MEMC will pay Mr. Stiffler a consulting fee of $2,000 per month through July 2004. In addition, during the consulting period Mr. Stiffler will continue to vest in the stock options awarded to him in July 2002 under the MEMC 2001 Equity Incentive Plan.

David L. Fleisher

Mr. Fleisher entered into an employment agreement with MEMC effective as of January 1, 2002. The employment agreement provides that Mr. Fleisher will serve as an executive officer of MEMC for a three-year term commencing November 13, 2001.

Mr. Fleisher’s employment agreement includes the following:

•	An initial annual base salary of $150,000 through December 31, 2001, which was then to be reduced by 20% until such time as MEMC attained certain performance objectives as determined by the Board

•	After Mr. Fleisher’s base salary was restored, the base salary is to be reviewed from time to time and may be adjusted by the Board; provided, however, his base salary cannot be decreased unless such decrease is part of a base salary reduction applicable to a broad class of management employees

•	An annual bonus opportunity, the terms and conditions of which will be determined by the Board with a target bonus of 25% of annual base salary and a maximum bonus of 44% of base salary

•	Participation in our employee benefit plans as maintained by MEMC from time to time and generally available to senior executives

The employment agreement provides for grants of stock options to purchase MEMC common stock as follows:

•	An initial grant of stock options to purchase 25,000 shares of MEMC common stock at an exercise price of $1.50 per share, vesting ratably over four years

•	An additional grant of stock options to purchase 25,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant, which will vest on the seventh anniversary of the date of grant unless certain financial and operating objectives are achieved

Either party may terminate Mr. Fleisher’s employment agreement. In the event of Mr. Fleisher’s involuntary termination without cause (other than by reason of death or disability) or Mr. Fleisher’s voluntary termination for good reason during the employment term, he will be entitled to:

•	His base salary through the date of termination

•	His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid

•	Subject to the execution by Mr. Fleisher of a general release and waiver, the continuation of Mr. Fleisher’s base salary for the one-year period beginning on the date of termination

Change in Control

The Company’s stock option plans and certain award agreements under such plans provide for acceleration of vesting in the event of a change in control of MEMC and/or in the event of termination of employment by MEMC without cause or by the participant for good reason within two years following a change in control of MEMC, as defined in those plans. Our named executive officers participate in these plans.

Compensation Committee Interlocks and Insider Participation

The Compensation and Nominating Committee is comprised of Messrs. Robert J. Boehlke, John Marren, C. Douglas Marsh and James B. Williams. Messrs. Marren and Williams are partners with Texas Pacific Group. An investor group led by Texas Pacific Group currently beneficially owns approximately 63.4% of the outstanding shares of MEMC common stock, including all of the 16,666,667 outstanding warrants to purchase MEMC common stock. For a description of certain transactions and arrangements between MEMC and the investor group led by Texas Pacific Group, see “CERTAIN TRANSACTIONS” below.

None of the directors comprising the Compensation and Nominating Committee during 2003 has been an officer or employee of MEMC or any of its subsidiaries. Because the full Board of Directors approved certain compensation matters related to executive officers, Mr. Gareeb is deemed to have participated in deliberations of the Board of Directors regarding remuneration paid to executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on our review of the Forms 3, 4 and 5 furnished to us, all of the filings for our executive officers and directors and greater than 10% stockholders required under Section 16(a) of the Securities Exchange Act of 1934 were made on a timely basis in 2003, except that a late Form 4 was filed for Dr. Sadasivam with respect to a 2003 sale of 3,536 shares of MEMC common stock held through the MEMC Retirement Savings Plan and a late Form 4 was filed for Mr. Somo with respect to the stock options granted to him upon his commencement of employment with MEMC.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares cumulative total stockholder return with the cumulative total return (assuming reinvestment of dividends) of the S&P 500 Index and the S&P 500 Semiconductors Index. The information on the graph covers the period from December 31, 1998 through December 31, 2003. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
MEMC	100	144	114	42	89	113
S&P 500	100	121	110	97	76	97
S&P 500 Semiconductors	100	157	123	104	51	100

CERTAIN TRANSACTIONS

On September 30, 2001, an investor group led by Texas Pacific Group, including TPG Wafer Holdings LLC and funds managed by Leonard Green & Partners, L.P. and TCW/Crescent Mezzanine Management III LLC (collectively, TPG), entered into a purchase agreement with E.ON and its affiliates (E.ON). Pursuant to the purchase agreement, on November 13, 2001, TPG Wafer Holdings and its assignees purchased all of E.ON’s debt in MEMC of approximately $910 million and all of E.ON’s equity holdings in MEMC, representing approximately 72% of the outstanding shares of MEMC common stock. TPG Wafer Holdings currently beneficially owns approximately 63.4% of the outstanding shares of MEMC common stock, including all of the 16,666,667 outstanding warrants to purchase MEMC common stock.

In an effort to minimize conflicts of interest by members of our Board of Directors affiliated with TPG or other related parties, the Audit Committee, or a special committee consisting entirely of independent directors, generally approves or ratifies any material transaction with a related party. A special committee approved the transaction described under “—Restructuring Agreement,” below.

In connection with and as a condition to closing the transactions contemplated by the purchase agreement between E.ON and TPG, on November 13, 2001, we entered into a restructuring agreement with TPG Wafer Holdings under which we restructured approximately $860 million of our debt that was acquired by TPG from E.ON. As part of the transactions contemplated by the purchase agreement and restructuring agreement, we also entered into certain agreements with TPG, as more fully described below.

Restructuring Agreement

In connection with and as a condition of closing of the transactions contemplated by the purchase agreement between TPG and E.ON, on November 13, 2001, we executed a definitive restructuring agreement with TPG Wafer Holdings. Pursuant to the restructuring agreement, TPG Wafer Holdings exchanged with MEMC all of the shares of the Class A Common Stock of MEMC Holdings Corporation, the subsidiary holding company that had acquired approximately $411 million of the debt purchased from E.ON, for 260,000 shares of our Series A Cumulative Convertible Preferred Stock, having an aggregate stated value of $260 million. Each share of the Series A Cumulative Convertible Preferred Stock was convertible into shares of MEMC common stock at a conversion price of $2.25 per share, subject to certain limitations and antidilution adjustments.

The following steps were then taken pursuant to the restructuring agreement:

•	TPG exchanged with MEMC approximately $449 million of our debt acquired from E.ON for $50 million in principal amount of our senior subordinated secured notes, with warrants to acquire up to 16,666,667 shares of our common stock, subject to certain antidilution adjustments.

•	TPG retained an existing 55 million Euro note from our Italian subsidiary.

•	TPG established a five-year revolving credit facility to make available to us up to $150 million in senior secured loans.

•	We entered into various agreements contemplated by the restructuring agreement, including a registration rights agreement and an agreement and plan of merger relating to the merger agreement between MEMC and TPG Wafer Holdings.

TPG Wafer Holdings subsequently exchanged with MEMC the one outstanding share of Class B Common Stock of MEMC Holdings Corporation for a promissory note having a principal amount of $250. As a result, MEMC Holdings Corporation is now a wholly owned subsidiary of MEMC.

Stockholder Approval

Pursuant to the restructuring agreement, we agreed to use our best efforts to obtain, as promptly as possible, (i) any necessary approval by our stockholders relating to the Series A Cumulative Convertible Preferred Stock, the shares issuable upon conversion of the Series A Cumulative Convertible Preferred Stock, the warrants and the shares issuable upon exercise of the warrants under the rules and regulations of the New York Stock Exchange, (ii) the approval by our stockholders of the plan of merger between MEMC and TPG Wafer Holdings contained in the merger agreement in accordance with the Delaware General Corporation Law, and (iii) the approval by our stockholders of a one-for-two reverse split of our common stock. At a special stockholders’ meeting held July 10, 2002, our stockholders approved the above items along with an increase in our authorized capital stock from 200,000,000 shares of common stock to 300,000,000 shares of common stock. Our Board of Directors has not taken any action to implement the reverse split of our common stock.

Ownership of MEMC after Restructuring Transactions

On July 10, 2002, following the approval of our stockholders, TPG converted all of the outstanding shares of Series A Cumulative Convertible Preferred Stock and the related accumulated but unpaid dividends of $21.3 million into 125,010,556 shares of MEMC common stock. In May 2003, TPG sold 15,300,000 shares of MEMC common stock in a public offering. In February 2004, TPG sold an additional 34,000,000 shares of MEMC common stock in a public offering. As a result, TPG now owns or has the right to acquire, through exercise of the warrants, approximately 142 million shares of our common stock, which would represent approximately 63.4% of our outstanding common stock.

Board Representation

The restructuring agreement required the MEMC Board of Directors to appoint a total of four nominees designated by TPG Wafer Holdings prior to the closing, to be allocated to the different director classes as specified by TPG Wafer Holdings. In addition, the restructuring agreement provided that commencing with the next annual meeting of our stockholders, and at each annual meeting thereafter, TPG Wafer Holdings was entitled to present to the Board of Directors a number of nominees for election to the class of directors up for election at such annual meeting equal to the number of TPG Wafer Holdings nominees in such class immediately prior to such election. We agreed to cause each such TPG Wafer Holdings designated nominee to be included in the slate of nominees recommended by the Board to the stockholders for election, and to use our best efforts to cause those nominees to be elected. TPG Wafer Holdings retained these contractual rights so long as at least $130 million in stated value of the Series A Cumulative Convertible Preferred Stock remained outstanding and TPG Wafer Holdings and its affiliates beneficially owned greater than 50% of the preferred stock. Accordingly, these contractual rights terminated on July 10, 2002 when TPG Wafer Holdings converted all of the outstanding Series A Cumulative Convertible Preferred Stock into common stock. As a practical matter, TPG Wafer Holdings currently possesses the power to elect all of our directors through its beneficial ownership of a majority of our voting stock. In fact, the members’ agreement for TPG Wafer Holdings provides that certain affiliates of Leonard Green & Partners may collectively nominate one individual to our Board of Directors and certain affiliates of TCW/Crescent Mezzanine Management III LLC may collectively nominate one individual to our Board of Directors. See “BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD—Director Nomination Process” above. Currently, Jean-Marc Chapus, John G. Danhakl, Gene J. Frantz, John Marren and James B. Williams are members of the MEMC Board of Directors. Mr. Chapus is President of TCW/Crescent Mezzanine L.L.C. Mr. Danhakl is a partner at Leonard Green & Partners, L.P. Messrs. Frantz, Marren and Williams are partners of Texas Pacific Group.

Director Compensation

Prior to July 2003, employee directors and directors affiliated with TPG received no additional compensation for serving on our Board of Directors and the various Board committees. In July 2003, we revised our director compensation policy. Under the revised policy, directors affiliated with TPG are now eligible to receive compensation. In 2003, we paid $85,000 to certain entities affiliated with TPG for the Board and committee fees and retainers earned by the directors affiliated with such entities. See “—Board Representation” above.

Notes and Warrants

Under the terms of the restructuring agreement, in November 2001, MEMC issued to TPG $50 million in principal amount of our senior subordinated secured notes due 2007. The notes are guaranteed by our domestic subsidiaries and bear interest at a rate of 8% (payment in kind) in the first two years following issuance, 14% (payment in kind) in the third and fourth years following issuance and 14% (payment in kind with optional payment in cash at the request of the note holders) in the fifth and sixth years following issuance. “Payment in kind” means that accumulated interest on the notes is added to the principal amount of the notes, instead of being paid in cash. As collateral under the notes, we have pledged substantially all of our domestic assets, including all of the capital stock of most of our domestic subsidiaries and 65% of the capital stock of certain of our foreign subsidiaries, but excluding any assets currently pledged to support third party debt. The notes and the related security interest are subordinate in priority and in right of payment to the Citibank/UBS revolving credit agreement and the reimbursement agreement, which are described under “—Citibank/UBS Credit Agreement” below, and to the TPG revolving credit agreement, which is described under “—TPG Credit Agreement” below. In addition, the notes and related indenture contain substantially the same loan covenants as the Citibank/UBS revolving credit agreement and the TPG revolving credit agreement which are described under “—Citibank/UBS Credit Agreement” and “—TPG Credit Agreement” below. In 2003, the interest accrued on the notes totaled approximately $4.3 million.

In connection with the issuance of the notes, MEMC issued to TPG warrants entitling the holders to purchase an aggregate of 16,666,667 shares of MEMC common stock at an exercise price of $3.00 per share, subject to certain antidilution adjustments. The warrants may be exercised, in whole or in part, at any time and from time to time until their expiration on November 13, 2011.

Pursuant to the restructuring agreement, we agreed to restructure the 55 million Euro debt issued by our Italian subsidiary, on terms set forth in the restructuring agreement. It was originally contemplated that our Italian subsidiary would secure and deliver to TPG a senior secured note due 2031 in the principal amount of 55 million Euro, guaranteed by MEMC, bearing interest at a rate of 6% per annum (payment in kind) and secured by assets of the Italian subsidiary. The parties were unable to restructure the Italian debt on the original terms contemplated in the restructuring agreement. On September 6, 2002, our Italian subsidiary and TPG amended the Italian debt and our Italian subsidiary issued a new promissory note evidencing such indebtedness. Under the new promissory note, our Italian subsidiary paid 35 million Euro of the principal to TPG on September 24, 2002. The remaining 20 million Euro of principal was paid on April 15, 2003. In 2003, our Italian subsidiary paid TPG approximately 1.0 million Euro interest on the new promissory note.

In connection with the amendment of the Italian debt, TPG provided MEMC with a new $35 million secured revolving credit facility. See “—TPG Credit Agreement” below.

Registration Rights Agreement

We have entered into a registration rights agreement with TPG providing for registration rights with respect to the warrants, the shares of common stock issuable upon exercise of the warrants, the notes and the accompanying guarantees and any shares of common stock owned or acquired by TPG (including the shares acquired by TPG from E.ON pursuant to their purchase agreement and the shares of common stock acquired by TPG upon the conversion of the preferred stock). At such time as is requested by TPG, we have agreed to file with the Securities and Exchange Commission a shelf registration statement on Form S-3 covering resales of these registrable securities by the holders of the registrable securities. TPG currently beneficially owns 141,943,193 shares of our common stock which are covered by the registration rights agreement.

Citibank/UBS Credit Agreement

In connection with the restructuring, TPG originally established a five-year revolving credit facility pursuant to which the TPG lender parties committed to make available to us a line of credit in an aggregate amount of $150 million. The original TPG credit facility provided that loans would bear interest at a rate of LIBOR plus 3.5% per annum or an alternate base rate (based upon the greater of the Federal funds rate plus 0.5% and Citibank’s prime rate) plus 2.5% per annum. As collateral under this credit agreement, we pledged substantially all of our domestic assets, including all of the capital stock of most of our domestic subsidiaries and 65% of the capital stock of certain of our foreign subsidiaries, but excluding any assets then currently pledged to support third party debt. Our domestic subsidiaries also guaranteed our payment obligations under the credit agreement.

Subsequent to the original closing of the debt restructuring transactions, we made arrangements to replace the TPG revolving credit facility with a substantially similar five-year revolving credit facility with an affiliate of Citibank, N.A. On December 21, 2001, we entered into the new Citibank credit facility which replaced the TPG credit facility. In April 2002, Citibank assigned 50% of its interest in this credit facility to UBS AG. The interest rate under the Citibank/UBS facility is LIBOR plus 1.5% or an alternative base rate (based upon the greater of the Federal funds rate plus 0.5% and Citibank’s prime rate) plus 0.5% per annum. Certain TPG entities have guaranteed our obligations under the new Citibank/UBS facility, and in return, we have entered into a reimbursement agreement with the guarantors under which we have agreed to reimburse them for any payments made under the guaranty. Both the Citibank/UBS credit facility and the reimbursement agreement are secured by substantially the same collateral that secured the original TPG credit facility. As with the original TPG facility, our domestic subsidiaries have guaranteed MEMC’s obligations under the Citibank/UBS facility and the reimbursement agreement. The subsidiary guaranties are supported by security interests in substantially all of the assets of the domestic subsidiaries. The Citibank/UBS credit facility contains certain loan covenants, including covenants to maintain minimum quarterly consolidated earnings before interest, taxes, depreciation and amortization; minimum monthly consolidated backlog; minimum monthly consolidated revenues; maximum annual capital expenditures; and other covenants customary for revolving loans of this type and size. MEMC must maintain compliance with these covenants in order to draw on the facility. In addition, outstanding loans under the credit facility may become due and payable if we are in breach of the loan covenants and such breach causes an event of default under the credit facility.

TPG Credit Agreement

In connection with the amendment of the Italian debt described under “—Notes and Warrants” above, TPG agreed to provide the Company with a new $35 million secured revolving credit facility. On December 5, 2002, we entered into the new $35 million five-year revolving credit facility with TPG. The interest rate under the new TPG credit facility is LIBOR plus 10% or an alternative base rate plus 9%. We pay TPG a commitment fee of 0.50% per annum on the unused amount of the new TPG facility. The new TPG credit facility is secured by substantially the same collateral that secures the Citibank/UBS facility. As with the Citibank/UBS facility, our domestic subsidiaries have guaranteed MEMC’s obligations under the new TPG facility. The subsidiary guarantees are supported by security interests in substantially all of the assets of the domestic subsidiaries. The new TPG facility contains substantially the same covenants as the Citibank/UBS facility. MEMC must maintain compliance with these covenants in order to draw on the new TPG facility. In addition, outstanding loans under the new TPG facility may become due and payable if we are in breach of the loan covenants and such breach causes an event of default under the TPG credit facility. As a condition to any borrowings under the new TPG facility, we must have borrowed in full all amounts available under the Citibank/UBS facility. Finally, the commitments under the TPG credit facility terminate and any outstanding loans under the facility, together with any accrued interest thereon, will become due and payable upon the closing and funding of a debt or equity financing in which the net proceeds to MEMC equal or exceed $100 million.

Under the terms of the new TPG facility, in 2003 we paid TPG a one-time underwriting fee of $850,000, a one-time commitment fee of $200,000 and commitment fees of approximately $140,000.

Merger Agreement

Pursuant to an agreement and plan of merger, we have agreed to permit the merger of TPG Wafer Holdings with and into us at such time as TPG Wafer Holdings shall determine. We will continue in existence as the surviving corporation. In connection with the merger, the members of TPG Wafer Holdings will convert their limited liability company interests in TPG Wafer Holdings into equivalent equity securities of us held by TPG Wafer Holdings, plus common stock having a market value equal to the principal amount of the debt securities of MEMC held by TPG Wafer Holdings and the accrued but unpaid interest on such debt securities. The only equity securities of MEMC currently held by TPG Wafer Holdings are shares of our common stock. Accordingly, if the merger were consummated today, the members of TPG Wafer Holdings would convert their limited liability interests in TPG Wafer Holdings into the same number of shares of our common stock as is currently held by TPG Wafer Holdings. TPG Wafer Holdings currently does not directly hold any debt of MEMC and has indicated it has no current intention to acquire debt of MEMC. The merger is subject to the approval of the members of TPG Wafer Holdings. The agreement and plan of merger was approved by our stockholders at the special stockholders meeting held on July 10, 2002.

TPG requested that we enter into the merger agreement to enable it to distribute the MEMC securities held by TPG Wafer Holdings to its members in a tax efficient manner. The merger is not intended to have any material economic consequence for us or any of our stockholders (other than TPG Wafer Holdings). It is expected that the merger will occur only in connection with such a distribution. If the merger is not effected and TPG Wafer Holdings elects to be treated as a corporation for tax purposes, TPG Wafer Holdings and its members may be disadvantaged from a tax perspective on any future sale of the MEMC securities held by it because such a sale would subject TPG Wafer Holdings to tax on the gain from the sale and the members of TPG Wafer Holdings to tax on distributions made by TPG Wafer Holdings to such members.

Management Advisory Agreement

In connection with the restructuring, we have entered into a management advisory agreement with TPG GenPar III, L.P., an affiliate of TPG. Pursuant to the agreement, TPG GenPar III will provide management and financial advisory services to us as requested by our Board of Directors in exchange for a management advisory fee of $2 million per annum plus related out-of-pocket expenses and additional compensation if TPG GenPar III acts as a financial advisor to us for future transactions such as a merger or debt or equity financing. Under the terms of the Management Advisory Agreement, in 2003 we paid TPG management advisory fees of $1.5 million.

Tax Consistency Agreement

In 2001, following the closing of the transactions contemplated by the purchase agreement and restructuring agreement, we entered into a tax consistency agreement with MEMC Holdings Corporation, TPG Wafer Partners LLC and TPG Wafer Holdings. This agreement sets forth the income tax elections to be made and the anticipated U.S. federal income tax treatment of the transactions contemplated by the purchase agreement and the restructuring agreement.

Fees and Expenses

We are responsible for the payment of certain of TPG’s expenses incurred in connection with the Citibank/UBS credit facility, the TPG credit facility and the senior subordinated secured notes. In 2003, we paid or otherwise reimbursed TPG for approximately $400,000 of expenses incurred by TPG for legal counsel related to the Citibank/UBS credit facility, the TPG credit facility and the senior subordinated secured notes and certain activities related to TPG’s ownership of MEMC securities.

Ownership Interest in TPG Wafer Management

Certain of our current and former executive officers have purchased limited liability company membership interests in TPG Wafer Management, an investment limited liability company that owns a 1.5% participation membership interest in TPG Wafer Holdings. These membership interests are economic interests with no voting rights and represent a total of approximately 52% of the interests in TPG Wafer Management and, therefore, indirectly, approximately 0.78% of the membership interests in TPG Wafer Holdings.

Additional membership interests in TPG Wafer Management may be issued to directors, executive officers and other service providers of MEMC. In addition to its membership interest in TPG Wafer Holdings, TPG Wafer Management owns approximately $750,000 in principal amount of our senior subordinated secured notes, 15,000 shares of MEMC common stock, and 250,000 of our warrants. Upon consummation of the merger described above, TPG Wafer Management would receive a proportionate amount of the shares of MEMC common stock in exchange for its 1.5% membership interest in TPG Wafer Holdings. Assuming consummation of the merger on February 13, 2004, TPG Wafer Management would have received 1,870,058 shares of MEMC common stock.

Ownership Interest in TPG Wafer Partners

Two of our directors, Messrs. Boehlke and Marsh, have purchased limited liability company membership interests in TPG Wafer Partners, an investment limited liability company that owns a 59.1% membership interest in TPG Wafer Holdings. These membership interests are economic interests with no voting rights. Mr. Boehlke and Mr. Marsh (through a family trust) each own approximately 0.9% of the interests in TPG Wafer Partners and, therefore, indirectly, approximately 0.53% of the membership interests in TPG Wafer Holdings.

In addition to its membership interest in TPG Wafer Holdings, TPG Wafer Partners owns approximately $29.6 million in principal amount of our senior subordinated secured notes, 591,000 shares of MEMC common stock, and 9,850,001 of our warrants. Upon consummation of the merger described above, TPG Wafer Partners will receive a proportionate amount of the shares of MEMC common stock in exchange for its 59.1% membership interest in TPG Wafer Holdings. Assuming consummation of the merger on February 13, 2004, TPG Wafer Partners would have received 73,680,281 shares of MEMC common stock.

As partial consideration for their membership interests in TPG Wafer Partners, Mr. Boehlke and a family trust controlled by Mr. Marsh have each deposited $1 million into escrow, with TPG Wafer Partners serving as escrow agent for the escrowed funds. The escrowed funds will be used to satisfy Messrs. Boehlke’s and Marsh’s respective portions of TPG’s obligations in the event that TPG is required to make a payment on its guaranty of the Citibank/UBS credit facility or in the event that TPG is required to provide MEMC with a replacement credit facility for the Citibank/UBS facility or in certain other circumstances. In such event, TPG Wafer Partners, as escrow agent, will release from escrow Messrs. Boehlke’s and Marsh’s respective portions of the amounts becoming payable to the lenders under the terms of the guaranty or to MEMC as part of the loan under the replacement credit facility or otherwise, as applicable, in accordance with Messrs. Boehlke’s and Marsh’s membership interests in TPG Wafer Partners.

ITEM NO. 2. — APPROVAL OF AMENDMENT OF 1995 EQUITY INCENTIVE PLAN

On January 26, 2004, the Board of Directors approved the amendment and restatement of MEMC’s 1995 Equity Incentive Plan and directed that the amendment be presented for approval at MEMC’s 2004 Annual Stockholders’ Meeting. The plan has been amended and restated, subject to stockholder approval, to provide for the grant of restricted stock units. This would include restricted stock units to be granted in connection with the new director compensation policy described under “Board of Directors and Committees of the Board—Director Compensation” above.

General

The purpose of the amended and restated 1995 Equity Incentive Plan is to provide an additional incentive to officers, other eligible key employees and directors of MEMC upon whom responsibilities for the successful operations, administration and management of MEMC rest and whose present and potential contributions are important to the continued success of MEMC. The plan also allows us to attract and retain highly qualified persons as employees and directors. The plan became effective in July 1995, was amended from time to time and restated on August 3, 2000, and amended most recently on December 12, 2001. The maximum number of shares available under the plan is 7,197,045 shares of common stock, less the number of shares reserved for issuance under our retirement savings plan or under a broad-based employee stock purchase plan. As of February 29, 2004, 875,524 shares remain available for future awards under the plan.

The Compensation and Nominating Committee administers the plan. The plan provides for the grant of different awards, including incentive and nonqualified stock options, restricted stock, performance shares and stock units. Individuals who are either directors or salaried employees of MEMC with potential to contribute to our future success are eligible to receive awards under the plan. The Compensation and Nominating Committee has discretion to, among other things:

•	Select the employees and directors to whom awards are granted

•	Determine the type, size and terms and conditions applicable to each award

•	Interpret, construe and implement the provisions of the plan

The Compensation and Nominating Committee’s decisions are binding on MEMC, employees and directors eligible to participate in the plan and all other persons having any interest in the plan.

Shares of common stock issued under the plan may be either authorized but unissued shares, treasury shares or any combination thereof. Shares underlying expired, canceled or forfeited awards are available for new awards under the plan. Any shares of restricted stock or stock unit awards that are returned to MEMC as part of a restructuring of benefits granted under the plan are also available for new awards under the plan. Likewise, shares underlying stock options and performance share awards are available for new awards under the plan in the following circumstances:

•	If the exercise price for stock options is paid in shares of MEMC common stock, then the number of shares received in payment of the exercise price increases the number of shares available for new awards under the plan

•	If the Compensation and Nominating Committee approves the payment of the exercise price for a stock option by the withholding of shares from the distribution, then the shares withheld are available for new awards under the plan

•	If the Compensation and Nominating Committee approves the payment of cash to the owner of a stock option equal to the difference between the fair market value of the underlying shares and the exercise price for such shares, then the underlying shares are available for new awards under the plan

•	If a performance share award is paid in cash, the shares for which such payment is made are available for new awards under the plan

The closing price of MEMC common stock on March 1, 2004 on the New York Stock Exchange was $9.74 per share. As of February 29, 2004, there were nine non-employee directors and approximately 1,400 salaried employees who were potentially eligible to participate in the plan.

Types of Awards

Set forth below is a description of the types of awards that may be granted under the plan.

Stock Options

Under the plan, the Compensation and Nominating Committee may grant options to purchase shares of MEMC common stock. Each option represents the right to purchase one share of MEMC common stock at a specified price. The options may be non-qualified or incentive stock options. The Compensation and Nominating Committee determines the exercise price for each stock option grant.

Options expire not later than ten years after the date of grant (five years in the case of an incentive stock option granted to an individual owning 10% or more of MEMC’s outstanding common stock). Options become exercisable at such times as are determined by the Compensation and Nominating Committee. The Compensation and Nominating Committee may provide that options are exercisable in whole or in part based upon length of service or attainment of specific performance criteria. The Compensation and Nominating Committee may also accelerate the period for the exercise of any or all options held by an optionee.

Payment of the exercise price must be made in full at the time of exercise in cash, certified or bank check, note or other instrument acceptable to the Compensation and Nominating Committee. The Compensation and Nominating Committee also has discretion to accept payment in full, or in part, as follows:

•	In shares of MEMC common stock already owned by the optionee, which shares are valued at fair market value on the exercise date

•	By withholding shares of MEMC common stock that we would otherwise issue to the optionee upon the exercise of the stock option with such withheld shares valued at fair market value on the exercise date less the applicable exercise price for the shares

•	Through a “cashless exercise” procedure involving a broker or dealer approved by the Compensation and Nominating Committee

Restricted Stock

Under the plan, the Compensation and Nominating Committee may grant awards of restricted stock. Restricted stock is an award of MEMC common stock that is subject to restrictions determined by the Compensation and Nominating Committee, including forfeiture conditions and restrictions against transfer for a specified period. Restricted stock awards may be granted either for or without consideration. The restrictions on restricted stock may lapse in installments based on factors determined by the Compensation and Nominating Committee. In addition, the Compensation and Nominating Committee has discretion to waive or accelerate the lapsing of restrictions in whole or in part.

Prior to the expiration of the restricted period, unless otherwise provided by the Compensation and Nominating Committee, a grantee of restricted stock has the rights of an MEMC stockholder, including the right to vote and receive cash dividends on the restricted stock. Any stock dividends on shares of restricted stock would be treated as additional shares under the restricted stock award and would be subject to the same restrictions and other terms and conditions as the restricted stock on which the stock dividend was paid.

Performance Shares

Under the plan, the Compensation and Nominating Committee may grant awards of performance shares. Performance shares are an award of a number of units that represent the right to receive a specified number of shares of MEMC common stock. The right to receive MEMC common stock is conditioned upon the satisfaction of certain performance goals and is subject to other terms and conditions as are specified by the Compensation and Nominating Committee. Performance goals are established before, or as soon as practicable after, the start of the applicable performance period and may be based on the following or any combination thereof:

•	Net earnings

•	Operating earnings or income

•	Absolute and/or relative return on equity or assets

•	Earnings per share

•	Cash flow

•	Pretax profits

•	Earnings growth

•	Revenue growth

•	Comparison to peer companies

•	Such other measures of performance, including individual measures of performance, as the Compensation and Nominating Committee deems appropriate

Prior to the end of a performance period, the Compensation and Nominating Committee has the discretion to adjust performance goals to reflect events that may materially affect MEMC’s performance, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property. However, any such adjustment may only be made under conditions that do not affect the deductibility of compensation attributable to performance shares under Section 162(m) of the Internal Revenue Code.

At the end of a performance period, the Compensation and Nominating Committee determines the extent to which a grantee is entitled to payment in settlement of the performance share award. The Compensation and Nominating Committee makes this determination based on whether the Compensation and Nominating Committee determines that the applicable performance goals have been met.

Payment in settlement of a performance share award is made as soon as practicable following the last day of the performance period, or at such other time as the Compensation and Nominating Committee may determine. Such payment is made in shares of MEMC common stock.

Unless otherwise provided by the Compensation and Nominating Committee, a grantee of a performance share award has no rights as an MEMC stockholder with respect to the performance share award until the award is paid to the grantee in the form of MEMC common stock following the last day of the performance period.

Stock Units

Under the plan, the Compensation and Nominating Committee may grant awards of stock units to plan participants. Each stock unit represents the right to receive a share of MEMC common stock from MEMC at a designated time in the future, provided such stock unit is vested at such time. The Compensation and Nominating Committee determines the vesting date or conditions, including the achievement of certain performance objectives and any other conditions or restrictions applicable to a stock unit award.

As soon as practicable after the time stated in the award agreement, shares of common stock equal to the number of vested stock units reflected in the agreement will be distributed to the grantee. Fractional shares will be rounded up to the nearest whole share. A grantee of a stock unit has no rights as an MEMC stockholder, such as rights to vote or receive dividends or other distributions, until the distribution of MEMC common stock to the grantee.

The Compensation and Nominating Committee may at any time terminate any stock unit then outstanding, whether or not vested. In full consideration of such termination, MEMC will pay to the grantee with respect to each terminated stock unit an amount equal to the then fair market value of a share of common stock. MEMC will have the option of paying such amount to the grantee by issuing a note bearing a reasonable rate of interest as determined by the Compensation and Nominating Committee.

Additional Information

Change in Capitalization

Under the plan, if there is a change in the number of outstanding shares of MEMC common stock by reason of any stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or other form of reorganization, or any other change involving MEMC common stock, proportionate adjustments will be made under the plan to reflect the change. Adjustments with respect to the following will be made as considered appropriate by the Compensation and Nominating Committee to prevent dilution or enlargement of rights:

•	The aggregate number of shares of MEMC common stock for which awards may be granted under the plan

•	The number of shares of MEMC common stock covered by each outstanding award under the plan and the price per share for each such award

If any of the following events occur, the Compensation and Nominating Committee may in its discretion exchange or cancel any outstanding award in return for a new award, cash and/or the property received by holders of MEMC common stock:

•	Dissolution or liquidation of MEMC

•	Sale of all or substantially all of MEMC’s assets

•	Merger or consolidation involving MEMC where MEMC is not the surviving corporation

•	Merger or consolidation involving MEMC where MEMC is the surviving corporation but the holders of shares of MEMC common stock receive securities of another corporation and/or other property, including cash

Change in Control

In the event an individual’s employment is terminated by MEMC without cause or by such individual for good reason within two years following a change in control of MEMC, then, unless the award agreement otherwise provides or the Compensation and Nominating Committee otherwise determines, all outstanding options, restricted stock awards, performance share awards and stock unit awards held by such individual shall become immediately vested as of the effective date of the termination of the individual’s employment.

“Good reason” is generally considered a material diminution in an employee’s duties and responsibilities, a decrease in an employee’s base salary or benefits or a relocation of an employee’s work location more than 50 miles.

A “change in control” is generally deemed to have occurred when:

•	any person or group of related persons (other than TPG Wafer Holdings LLC or any of its affiliates (hereinafter “TPG”)) acquire all of the assets of MEMC;

•	the holders of MEMC stock approve a plan or proposal for the liquidation or dissolution of MEMC;

•	any person or group (other than TPG) becomes the beneficial owner of more than 40% of the aggregate voting power of MEMC and such person or group actually has the power to vote such shares, and TPG beneficially owns a lesser percentage of MEMC voting stock than such other person or group;

•	a majority of MEMC’s Board of Directors is replaced over a two-year period, and such replacement was not approved by a majority vote of MEMC’s Board of Directors who either were members of the Board of Directors at the beginning of the two-year period or whose election to the Board of Directors was previously approved by the Board of Directors or who were nominated by, or designees of, TPG;

•	any person or group other than TPG has acquired the power to elect a majority of MEMC’s Board of Directors; or

•	MEMC merges with another entity in which holders of MEMC common stock immediately prior to the consummation of the merger hold 50% or less of the common equity interest in the surviving corporation immediately after the merger and TPG holds less than 20% of the outstanding voting stock of the surviving corporation.

Other Terms

If a grantee’s directorship or employment terminates for any reason other than cause, death, disability or retirement prior to the end of the applicable restriction period (in the case of a restricted stock award), performance period (in the case of a performance share award) or vesting period (in the case of a stock unit award), the number of shares of common stock subject to the award which have not been earned shall be forfeited. Any stock option held by a grantee may be exercised after such a termination only for a period of 90 days. Generally, an individual’s rights under the plan may not be assigned or transferred except in the event of death.

The plan will remain in effect until terminated by the MEMC Board of Directors. The plan will continue thereafter, however, until all awards previously granted under the plan are satisfied or otherwise terminated. No awards may be granted under the plan after July 12, 2005. The MEMC Board of Directors may at any time terminate, modify or amend the plan. No amendment, modification or termination, however, may adversely affect an optionee’s or grantee’s rights under any previously granted award without the consent of the optionee or grantee. In addition, no termination, modification or amendment to the plan is effective without MEMC stockholder approval if such approval is required to comply with any law, regulation or stock exchange rule.

Certain Federal Income Tax Consequences

The following is a summary of certain of the federal income tax consequences to optionees and MEMC of options granted under the plan.

Nonqualified Stock Options

Although an optionee will not recognize income upon the original grant of a nonqualified stock option, if an optionee chooses to exercise his or her option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares of MEMC common stock on the date of exercise and the aggregate exercise price for such shares. To the extent, and in the year, that an optionee recognizes income, MEMC may take a deduction. An optionee’s tax basis in the shares received will equal the fair market value of such shares on the date of exercise.

If an optionee disposes of shares purchased pursuant to a nonqualified stock option, any gain or loss will be short-term or long-term capital gain or loss, depending upon the period during which the optionee held such shares. See “Capital Gains and Losses” below. No gain or loss will be recognized on the surrender of the previously acquired shares. If an optionee surrenders previously acquired shares to pay for a nonqualified stock option, the excess, if any, of the fair market value of the newly acquired shares over the fair market value of the surrendered shares will be includable in the optionee’s income.

Incentive Stock Options

An optionee is not required to recognize income upon the original grant of an incentive stock option, and MEMC may not take a deduction upon the grant of such option. Similarly, when an optionee exercises any incentive stock options, provided the optionee does not dispose of the shares for at least one year after exercise and at least two years after the date of grant, the optionee will not be required to recognize income, and MEMC may not take a deduction. An optionee’s basis in shares of MEMC common stock received upon exercise will equal the aggregate exercise price that the optionee paid for such shares.

Furthermore, an optionee must include in his or her alternative minimum taxable income the difference between the fair market value of the shares of MEMC common stock received on the date of exercise and the aggregate exercise price of such shares. Section 55 of the Internal Revenue Code imposes an alternative minimum tax equal to the excess, if any, of a percentage of the optionee’s “alternative minimum taxable income” over the optionee’s “regular” federal income tax. Alternative minimum taxable income is determined by adding (a) the difference between the fair market value of an optionee’s shares of MEMC common stock received on the date of exercise of an incentive stock option and the aggregate exercise price of such shares, plus (b) other items of tax preference, to an optionee’s adjusted gross income, and then subtracting certain allowable deductions and an exemption amount.

If an optionee pays the exercise price of an incentive stock option with previously acquired shares, the optionee does not recognize gain or loss on the exercise of such option. If an optionee pays for the exercise of a current incentive stock option with previously acquired shares acquired by exercise of another incentive stock option, however, and the optionee did not hold the stock for at least the one-year-after-exercise and two-years-from-grant holding period, the optionee’s disposition will be disqualified. In this case, the optionee will recognize ordinary income on the disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior incentive stock option and the amount paid for such shares (but not in excess of the gain realized on the disqualifying disposition).

Capital Gains and Losses

If an optionee holds shares for more than twelve months and, in the case of shares acquired by exercise of an incentive stock option, does not dispose of such shares for at least two years after the date of grant, upon a subsequent disposition, the optionee will realize long-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee’s basis in the shares.

Except in the case of shares acquired by exercise of an incentive stock option, if an optionee disposes of shares twelve months or less after the optionee acquires them, the optionee will realize short-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee’s basis in the shares.

If an optionee disposes of shares acquired through exercise of an incentive stock option within two years from the date of grant or within two years from the date of exercise, the optionee will recognize ordinary income equal to the excess, if any, of the lesser of (a) the amount the optionee receives on such disposition, or (b) the fair market value of the shares on exercise of the incentive stock option, over the option price. The amount the optionee receives, if any, in excess of the amount of ordinary income the optionee recognizes upon such disposition, will be long-term or short-term capital gain depending upon whether the optionee held the shares for more than twelve months.

To the extent that an optionee recognizes ordinary income, MEMC is allowed to take a deduction.

The Board of Directors recommends a vote “FOR” approval of

the amendment of the 1995 Equity Incentive Plan.

ITEM NO. 3. — APPROVAL OF AMENDMENT OF

2001 EQUITY INCENTIVE PLAN TO PROVIDE FOR RESTRICTED STOCK UNIT GRANTS

On January 26, 2004, the Board of Directors approved the amendment and restatement of MEMC’s 2001 Equity Incentive Plan. The plan has been amended, subject to stockholder approval, to provide for grants of restricted stock units, as described below. This would include restricted stock units to be granted in connection with the new director compensation policy described under “Board of Directors and Committees of the Board—

Director Compensation” above. The amendment of the plan also expands the plan to cover non-employee directors, as described under “Item No. 4—“Approval of Amendment of 2001 Equity Incentive Plan to Cover Non-Employee Directors” below. Finally, on March 2, 2004, the Board of Directors approved another amendment and restatement of the MEMC 2001 Equity Incentive Plan that further amends the plan to increase the number of shares of common stock available for awards under the plan from 7,000,000 to 15,000,000, as described under “Item No. 5—Approval of Amendment of 2001 Equity Incentive Plan to Increase the Number of Shares Available Under the Plan” below. The Board of Directors has directed that all three amendments to the MEMC 2001 Equity Incentive Plan be presented for approval at MEMC’s 2004 Annual Stockholders’ Meeting.

General

The purpose of the amended and restated 2001 Equity Incentive Plan is to promote the interests of MEMC and its stockholders by providing the directors, prospective employees, employees and consultants of MEMC and its affiliates with an appropriate incentive to enter and continue in the service and employ of MEMC and to improve the growth and profitability of MEMC. The plan became effective in August 2001 and was amended and restated effective as of March 1, 2002. As of February 29, 2004, 1,524,026 shares remain available for future awards under the plan.

The Compensation and Nominating Committee administers the plan. The plan provides for the grant of nonqualified stock options, restricted stock and stock units. Individuals who are directors of, prospective employees of, employees of, or consultants to MEMC or an affiliate of MEMC are eligible to receive awards under the plan. The Compensation and Nominating Committee has discretion to, among other things:

•	Determine whether to grant nonqualified stock options, restricted stock, stock units or a combination

•	Select the directors, prospective employees, employees and consultants to whom awards are made

•	Establish the timing, pricing, amount, vesting and other terms and conditions of each award

•	Adopt, amend and rescind rules and regulations relating to the plan

•	Construe and interpret the plan and award agreements

•	Make all other determinations necessary or advisable for the administration of the plan

The Compensation and Nominating Committee’s decisions pertaining to the interpretation, construction or application of the plan are final and binding.

Shares of common stock issued under the plan may be authorized but unissued shares, treasury shares or any combination thereof. If any award granted under the plan terminates or expires prior to its exercise, the shares covered by the award will again be available for grant under the plan. No more than 2,000,000 shares of common stock may be subject to stock options awarded in any calendar year to an individual subject to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The closing price of MEMC common stock on March 1, 2004, as reported on the New York Stock Exchange was $9.74 per share. As of February 29, 2004, there were nine non-employee directors and approximately 5,100 employees and 500 consultants who were potentially eligible to participate in the plan.

Types of Awards

Set forth below is a description of the types of awards that may be granted under the plan.

Nonqualified Stock Options

Under the plan, the Compensation and Nominating Committee may grant nonqualified stock options pursuant to an award agreement. Each option represents the right to purchase one share MEMC common stock at a price per share established by the Compensation and Nominating Committee on the date of grant.

Options must be exercised before expiration or termination, which is generally ten years after the date of grant or earlier as a result of death, disability or other termination of director service, employment or consulting service with MEMC. Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation or Nominating Committee may also permit other methods of payment, including “cashless exercise” involving a broker or dealer approved by the Compensation and Nominating Committee.

Restricted Stock

The Compensation and Nominating Committee may award restricted stock under the plan pursuant to an award agreement. Restricted stock is an award of MEMC common stock that is subject to restrictions determined by the Compensation and Nominating Committee, including forfeiture conditions and restrictions against transfer for a specified period. The restrictions on restricted stock may lapse in installments based on factors determined by the Compensation and Nominating Committee. In addition, the Compensation and Nominating Committee has discretion to waive or accelerate the lapsing of restrictions in whole or in part.

Prior to the expiration of the restricted period, a grantee of restricted stock has the right to vote the restricted stock and, unless otherwise provided in the award agreement, the right to receive cash dividends on the restricted stock. Any stock dividends on shares of restricted stock will be treated as additional shares under the restricted stock award and will be subject to the same restrictions and other terms and conditions as the restricted stock on which the stock dividend was paid.

Restricted stock that is not vested at the time a grantee’s director service, employment or consulting service is terminated for any reason will be forfeited, unless otherwise specified in the award agreement.

Stock Units

Under the plan, the Compensation and Nominating Committee may grant awards of stock units to plan participants. Each stock unit represents the right to receive a share of MEMC common stock from MEMC at a designated time in the future, provided such stock unit is vested at such time. The Compensation and Nominating Committee determines the vesting date or conditions, including the achievement of certain performance objectives, and any other conditions or restrictions applicable to a stock unit award.

As soon as practicable after the time stated in the award agreement, shares of common stock equal to the number of vested stock units reflected in the agreement will be distributed to the grantee. Fractional shares will be rounded up to the nearest whole share. A grantee of a stock unit award has no rights as an MEMC stockholder, such as rights to vote or receive dividends or other distributions, until the distribution of MEMC common stock to the grantee.

Stock units that are not vested at the time a grantee’s director service, employment or consulting service is terminated for any reason will be forfeited, unless otherwise specified in the award agreement.

Additional Information

Change in Capitalization

Under the plan, if there is a change in the number of outstanding shares of MEMC common stock by reason of any stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or other form of reorganization, or any other change involving MEMC common stock, proportionate adjustments will be made under the plan to reflect the change. Adjustments with respect to the following will be made as considered appropriate by the Compensation and Nominating Committee to prevent dilution or enlargement of rights:

•	The aggregate number of shares of MEMC common stock for which awards may be granted under the plan

•	The number of shares of MEMC common stock covered by each outstanding award under the plan and the price per share for each such award

In the event any of the following events occur, the Compensation and Nominating Committee may in its discretion exchange or cancel any outstanding award in return for a new award, cash and/or the property received by holders of MEMC common stock:

•	Dissolution or liquidation of MEMC

•	Sale of all or substantially all of MEMC’s assets

•	Merger or consolidation involving MEMC where MEMC is not the surviving corporation

•	Merger or consolidation involving MEMC where MEMC is the surviving corporation but the holders of shares of MEMC common stock receive securities of another corporation and/or other property, including cash

Change in Control

In the event an individual’s employment or consulting service is terminated by MEMC without cause or by such individual for good reason within two years following a change in control of MEMC, then, unless the award agreement otherwise provides or the Compensation and Nominating Committee otherwise determines:

•	All outstanding options held by such individual will become fully vested and exercisable

•	All restrictions and conditions of all restricted stock awards then outstanding will lapse

•	All outstanding stock units will become immediately vested

“Good reason” is generally considered a material diminution in an employee’s duties and responsibilities, a decrease in an employee’s base salary or benefits or a relocation of an employee’s work location more than 50 miles.

A “change in control” is generally deemed to have occurred when:

•	any person or group of related persons (other than TPG Wafer Holdings LLC or any of its affiliates (hereinafter “TPG”)) acquire all of the assets of MEMC;

•	the holders of MEMC stock approve a plan or proposal for the liquidation or dissolution of MEMC;

•	any person or group (other than TPG) becomes the beneficial owner of more than 40% of the aggregate voting power of MEMC and such person or group actually has the power to vote such shares, and TPG beneficially owns, a lesser percentage of MEMC voting stock than such other person or group;

•	a majority of MEMC’s Board of Directors is replaced over a two-year period, and such replacement was not approved by a majority vote of MEMC’s Board of Directors who either were members of the Board of Directors at the beginning of the two-year period or whose election to the Board of Directors was previously approved by the Board of Directors or who were nominated by, or designees of, TPG;

•	any person or group other than TPG has acquired the power to elect a majority of MEMC’s Board of Directors; or

•	MEMC merges with another entity in which holders of MEMC common stock immediately prior to the consummation of the merger hold 50% or less of the common equity interest in the surviving corporation immediately after the merger and TPG holds less than 20% of the outstanding voting stock of the surviving corporation.

Other Terms

Generally, an individual’s rights under the plan may not be assigned or transferred except in the event of death.

The plan will remain in effect until terminated by the Compensation and Nominating Committee. The plan will continue thereafter, however, until all awards previously granted under the plan are satisfied or otherwise terminated. No awards may be granted under the plan after December 7, 2011. The Compensation and Nominating Committee may at any time amend, suspend or terminate the plan. No amendment, suspension or termination, however, may adversely affect a grantee’s rights under any previously granted award without the consent of the grantee.

The Compensation and Nominating Committee may in its discretion terminate any option or restricted share then outstanding without amendment to the plan or the award agreement and pay to the holder thereof:

•	With respect to options, an amount equal to the excess of the then fair market value of MEMC common stock over the exercise price of the options

•	With respect to restricted stock and stock units, an amount equal to the then fair market value of MEMC common stock

Certain Federal Income Tax Consequences

The following is a summary of certain of the federal income tax consequences to holders of nonqualified stock options granted under the plan.

Although an optionee will not recognize income upon the original grant of a nonqualified stock option, if an optionee chooses to exercise his or her option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares of MEMC common stock on the date of exercise and the aggregate exercise price for such shares. To the extent, and in the year, that an optionee recognizes income, MEMC may take a deduction. An optionee’s tax basis in the shares received will equal the fair market value of such shares on the date of exercise.

If an optionee disposes of shares purchased pursuant to a nonqualified stock option, any gain or loss will be short-term or long-term capital gain or loss, depending upon the period during which the optionee held such shares. See “Capital Gains and Losses” above. No gain or loss will be recognized on the surrender of the previously acquired shares. If an optionee surrenders previously acquired shares to pay for a nonqualified stock option, the excess, if any, of the fair market value of the newly acquired shares over the fair market value of the surrendered shares will be includable in the optionee’s income.

If an optionee holds shares for more than twelve months, upon a subsequent disposition, the optionee will realize long-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee’s basis in the shares.

If an optionee disposes of shares twelve months or less after the optionee acquires them, the optionee will realize short-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee’s basis in the shares.

To the extent that an optionee recognizes ordinary income, MEMC may take a deduction.

The Board of Directors recommends a vote “FOR” approval of

the amendment of the 2001 Equity Incentive Plan to provide for restricted stock unit grants.

ITEM NO. 4. — APPROVAL OF AMENDMENT OF

2001 EQUITY INCENTIVE PLAN TO COVER NON-EMPLOYEE DIRECTORS

As described above, on January 26, 2004, the Board of Directors approved the amendment and restatement of MEMC’s 2001 Equity Incentive Plan. The plan has been amended, subject to stockholder approval, to cover non-employee directors. This would allow restricted stock units to be granted to non-employee directors in connection with the new director compensation policy described under “Board of Director and Committees of the Board—Director Compensation” above. The terms of the plan, as amended and restated by the Board of Directors, are described above under “Item No. 3.—Approval of Amendment of 2001 Equity Incentive Plan to Provide for Restricted Stock Grants.” The Board has also directed that this amendment of the plan be presented for approval at MEMC’s 2004 Annual Stockholders’ Meeting.

The Board of Directors recommends a vote “FOR” approval of

the amendment of the 2001 Equity Incentive Plan to cover non-employee directors.

ITEM NO. 5. — APPROVAL OF AMENDMENT OF 2001 EQUITY INCENTIVE

PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN

As described above, on March 2, 2004, the Board of Directors approved the amendment and restatement of MEMC’s 2001 Equity Incentive Plan. The plan has been amended, subject to stockholder approval, to increase the number of shares of common stock available for awards under the plan from 7,000,000 to 15,000,000. The terms of the plan, as amended and restated by the Board of Directors, are described above under “Item No. 3.—Approval of Amendment of 2001 Equity Incentive Plan to Provide for Restricted Stock Grants.” The Board has also directed that this amendment of the plan be presented for approval at MEMC’s 2004 Annual Stockholders’ Meeting.

The Board of Directors recommends a vote “FOR” approval of the amendment of the 2001 Equity Incentive Plan to increase the number of shares available under the plan.

OTHER EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding MEMC securities that have been and may be issued pursuant to our equity compensation plans as of December 31, 2003.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	8,191,337 shares of common stock	$6.76	3,162,802 shares of common stock

Equity compensation plans not approved by security holders(2)	1,026,250 shares of common stock	$1.50	0 shares of common stock

Total	9,217,587 shares of common stock	$6.54	3,162,802 shares of common stock

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

(2)

Includes three separate stock option grant agreements. One of the stock option grant agreements represents a nonqualified stock option granted to Nabeel Gareeb to purchase 650,000 shares of common stock at an exercise price of $1.50 per share. The option vests in 25% increments on April 8, 2003, April 8, 2004, April 8, 2005 and April 8, 2006, respectively. These options expire on March 26, 2012. The other two stock option grant agreements represent two separate nonqualified stock options, one to James M. Stolze and one to Jonathon P. Jansky, each to purchase 215,000 shares of common stock at a purchase price of $1.50 per share. The options vest in 25% increments on November 13, 2002, November 13, 2003, November 13, 2004 and November 13, 2005, respectively. These options expire on January 1, 2012. Under each of the stock option grant agreements, the vesting may be accelerated in the event of death, disability or, under certain circumstances, termination of employment.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals intended to be presented at our 2005 Annual Stockholders’ Meeting must be received by us by November 26, 2004 for inclusion in our proxy statement and form of proxy card for that meeting.

In order for a stockholder to nominate a candidate for director for election at an annual stockholders’ meeting, under our Restated Certificate of Incorporation, we must receive timely notice of the nomination in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The stockholder filing a notice of nomination must include information about the nominee, such as name, address, occupation and shares held.

In order for a stockholder to bring other business before an annual stockholders’ meeting, we must receive timely notice in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement, form of proxy card and/or annual stockholders’ meeting agenda under regulations governing the solicitation of proxies. The above time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In each case, the notice must be given to David Fleisher, MEMC’s Corporate Secretary, whose address is 501 Pearl Drive (City of O’Fallon), P. O. Box 8, St. Peters, Missouri 63376.

Any stockholder desiring a copy of our Restated Certificate of Incorporation or Restated By-Laws will be furnished a copy without charge upon written request to our Corporate Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2004 Annual Stockholders’ Meeting by the Board of Directors or by stockholders who have requested inclusion of proposals in this proxy statement. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their judgment.

March 26, 2004

APPENDIX A

MEMC ELECTRONIC MATERIALS, INC.

AUDIT COMMITTEE CHARTER

(Adopted January 26, 2004)

I.    Purpose

The primary purpose of the Audit Committee of the Board of Directors (the “Committee”) is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualification and independence of the Company’s independent auditor, and the performance of the Company’s internal audit function and independent auditors. The policies and procedures of the Committee shall remain flexible in order to best react to changing conditions. The specific duties and responsibilities of the Audit Committee are set forth in this Charter. The duties of the Audit Committee are ones of oversight and supervision; it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The fundamental responsibility for the Company’s financial statements and disclosure rests with management. The responsibility for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements is that of the independent auditors.

II.    Composition and Authority of the Audit Committee

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and each of them shall be independent directors as that term is defined by the rules of the New York Stock Exchange and applicable law, including the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission.

Each member of the Audit Committee must be financially literate, as determined by the Board of Directors, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. One member of the Audit Committee must have accounting or related financial management expertise which, at a minimum, qualifies that person to satisfy the definition of audit committee financial expert set out in Item 401(h) of Regulation S-K. No member of the Audit Committee may serve on the audit committee of more than two other public companies while he or she is serving on the Company’s Audit Committee.

Unless the Board has previously designated the Chair, the members of the Committee may designate a Chair by majority vote.

The Committee shall have the authority, acting without further approval of the Board of Directors, to engage, at the expense of the Company, independent counsel and accounting or other advisors to advise the Committee as it determines appropriate to assist in the full performance of its functions.

III.    Meetings

The Committee shall meet at least quarterly (four (4) times annually), or more frequently as the Committee may from time to time determine is appropriate. The Committee shall meet periodically with management, the internal auditors (or other persons responsible for the internal audit function) and the independent auditors in separate executive sessions (in no event less than once per year). The Committee may request any officer or employee of the Company, Company’s outside counsel, or the Company’s independent auditor to attend any meeting of the Committee (except in those meetings designed to qualify as “executive sessions” in which meetings no members of management shall be present), or to meet with any members of, or consultants to, the Committee.

IV.    Duties and Responsibilities

A.    Independent Auditors

The Audit Committee shall have responsibility to directly appoint, retain, compensate, evaluate and terminate the Company’s independent auditor. In this regard, the Audit Committee shall have the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditors. The Audit Committee shall be directly responsible for the oversight of the independent auditors, including ensuring resolution of disagreements between management and the independent auditor and pre-approval of all audit and non-audit services. The Audit Committee may adopt policies and procedures from time to time to facilitate the discharge of these duties.

At least annually, the Audit Committee must obtain and review a report by the Company’s independent auditor describing the auditor’s internal quality control procedures, any material issues raised by the most recent internal quality control review or peer review of the auditor (or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor) and any steps taken to deal with any such issues, and to assess the auditor’s independence, all relationships between the independent auditor and the Company. The purpose of reviewing the report is to permit the Audit Committee to evaluate the auditor’s qualifications, performance and independence. The evaluation will include an evaluation of the lead partner of the independent auditor. The Audit Committee will present its conclusions with respect to the independent auditor to the full Board.

The Audit Committee will meet periodically with the independent auditor separately from management. The Audit Committee will review with the independent auditor any audit problems or difficulties and management’s response.

The Audit Committee will set clear hiring policies for employees or former employees of the independent auditor.

B.    Review of Financial Statements and Related Disclosures

In carrying out its responsibilities with respect to the Company’s financial statements and disclosure matters, the Committee, shall:

1.	Review and discuss, prior to filing, the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

2.	Recommend to the Board of Directors, based on the Committee’s review, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	Obtain annually from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed and the ramifications of such alternate treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

4.	Review and discuss earnings press releases as well as financial information and earnings guidance provided to analysts. The Audit Committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally—i.e., discussions of types of information to be disclosed and the type of presentation to be made. The Audit Committee need not discuss in advance each earnings release or each instance in which the Company might provide earnings guidance.

5.	Periodically discuss with management and the independent auditor the effect of regulatory and accounting developments as well as off balance sheet structures on the Company’s financial statements.

6.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company’s response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

C.    Internal Audit Function

The Company shall establish an internal audit function, which may be outsourced to a firm other than the Company’s independent auditor. The Audit Committee shall review the internal audit function and meet separately with appropriate members of the internal audit function from time to time.

D.    Compliance Oversight and Other Matters

In connection with its compliance and other oversight responsibility, the Audit Committee shall:

1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. In addition, the Committee shall ensure that all such complaints are treated confidentially and anonymously, as set forth in Section 301 of the Sarbanes-Oxley Act of 2002.

2.	Review all related party transactions and potential conflict of interest situations involving the Company’s principal stockholder or members of the Board of Directors or senior management.

3.	Obtain from the Company’s independent auditor assurance that it is not aware of any circumstances that would require reporting under Section 10A of the Securities Exchange Act of 1934.

4.	Prepare the report of the Audit Committee required by the proxy rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

5.	Review with the Chief Executive Officer and the Chief Financial Officer the Company’s disclosure controls and procedures and, at least quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any deficiencies in or material non-compliance with, such controls and procedures.

6.	Discuss policies with respect to risk assessment and risk management. (While it is the job of the CEO and senior management to assess and manage the Company’s exposure to risk, the Audit Committee must discuss guidelines and policies to govern the process by which this is handled. The Audit Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.)

7.	Report regularly to the Board of Directors.

8.	Review and assess the Charter of this Committee at least annually and recommend any proposed changes to the Board of Directors for approval.

9.	Review and evaluate, at least annually, the Committee’s own performance.

Voting Direction Card—MEMC Electronic Materials, Inc.

The undersigned hereby directs Putnam Fiduciary Trust Company as trustee (the “Trustee”) of the MEMC Retirement Savings Plan (the “Plan”) to vote, as designated on the reverse side, all of the shares of Common Stock of MEMC Electronic Materials, Inc. (the “Company”) which the undersigned is entitled to direct the Trustee to vote pursuant to the terms of the Plan, on the matters set forth on the reverse side and, in the discretion of the Trustee and its proxies, upon any other business which may properly come before the Annual Meeting of Stockholders of the Company, to be held at 345 California Street, Suite 3300, San Francisco, California 94104 on April 27, 2004 at 7:00 a.m., local time, and all adjournments thereof.

This voting direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. If no direction is made by a participant, voting will be controlled by the terms of the Plan.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

MEMC

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Voting Direction Card

A.	Election of Directors

1.	Nominees:

01	John Marren	☐	For All

02	William E. Stevens	☐	Withhold All

03	William D. Watkins	☐	For All Except

04	James B. Williams

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided above.)

B.	Issues

2.	To approve an amendment to MEMC’s 1995 Equity Incentive Plan to provide for grants of restricted stock units.	☐ For ☐ Against ☐ Abstain

3.	To approve an amendment to MEMC’s 2001 Equity Incentive Plan to provide for grants of restricted stock units.	☐ For ☐ Against ☐ Abstain

4.	To approve an amendment to MEMC’s 2001 Equity Incentive Plan to expand the plan to cover non-employee directors.	☐ For ☐ Against ☐ Abstain

5.	To approve an amendment to MEMC’s 2001 Equity Incentive Plan to increase the number of shares of common stock available under the Plan from 7,000,000 to 15,000,000.	☐ For ☐ Against ☐ Abstain

6.	In their discretion, the Trustee and its proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

7.	Voting directions marked “against” Proposal 2, 3, 4, or 5 will not be voted on any motion to adjourn the meeting for the purpose of soliciting directions to approve such Proposal 2, 3, 4, or 5.

C.	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise.

Note: Please sign exactly as your name or names appear hereon.

PLEASE MARK, SIGN AND PROMPTLY RETURN THIS VOTING DIRECTION CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Signature 1—Please keep signature within the box

Signature 2—Please keep signature within the box

Date: (mm/dd/yyyy)

_______________/____________/_________________

Proxy—MEMC Electronic Materials, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 27, 2004

The undersigned hereby appoints David L. Fleisher and Thomas E. Linnen, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”), to be held at 345 California Street, Suite 3300, San Francisco, California 94104 on April 27, 2004 at 7:00 a.m., local time, and all adjournments thereof, and to vote, as indicated on the reverse side, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER’S DIRECTION HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE AMENDMENT TO MEMC’S 1995 EQUITY INCENTIVE PLAN TO PROVIDE FOR GRANTS OF RESTRICTED STOCK UNITS, FOR THE APPROVAL OF THE AMENDMENT TO MEMC’S 2001 EQUITY INCENTIVE PLAN TO PROVIDE FOR GRANTS OF RESTRICTED STOCK UNITS, FOR THE APPROVAL OF THE AMENDMENT TO MEMC’S 2001 EQUITY INCENTIVE PLAN TO EXPAND THE PLAN TO COVER NON-EMPLOYEE DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO MEMC’S 2001 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN FROM 7,000,000 TO 15,000,000, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

PLEASE DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

MEMC

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A.	Election of Directors

1.	Nominees:

01	John Marren	☐	For All

02	William E. Stevens	☐	Withhold All

03	William D. Watkins	☐	For All Except

04	James B. Williams

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided above.)

B.	Issues

2.	To approve an amendment to MEMC’s 1995 Equity Incentive Plan to provide for grants of restricted stock units.	☐ For ☐ Against ☐ Abstain

3.	To approve an amendment to MEMC’s 2001 Equity Incentive Plan to provide for grants of restricted stock units.	☐ For ☐ Against ☐ Abstain

4.	To approve an amendment to MEMC’s 2001 Equity Incentive Plan to expand the plan to cover non-employee directors.	☐ For ☐ Against ☐ Abstain

5.	To approve an amendment to MEMC’s 2001 Equity Incentive Plan to increase the number of shares of common stock available under the Plan from 7,000,000 to 15,000,000.	☐ For ☐ Against ☐ Abstain

6.	In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

7.	Proxies marked “against” Proposal 2, 3, 4, or 5 will not be voted on any motion to adjourn the meeting for the purpose of soliciting proxies to approve such Proposal 2, 3, 4, or 5.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

C.	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. The proxy may be revoked prior to its exercise.

Note: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box

Signature	2—Please keep signature within the box

Date:	(mm/dd/yyyy)

_______________/____________/_________________